                                 IMMUNEX CORPORATION
                         PROFIT SHARING 401(k) PLAN AND TRUST



                 (As Amended and Restated Effective January 1, 1989)

                                       CONTENTS


I.     NAME AND EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . .    2
       1.1   Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       1.2   Effective Date. . . . . . . . . . . . . . . . . . . . . . . .    2

II.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       2.1   Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       2.2   Accrued Benefit . . . . . . . . . . . . . . . . . . . . . . .    3
       2.3   Actual Deferral Percentage. . . . . . . . . . . . . . . . . .    3
       2.4   Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       2.5   Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . .    3
       2.6   Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       2.7   Compensation. . . . . . . . . . . . . . . . . . . . . . . . .    4
       2.8   Computation Period. . . . . . . . . . . . . . . . . . . . . .    5
       2.9   Employee. . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       2.10  Employer. . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       2.11  Enrollment Date . . . . . . . . . . . . . . . . . . . . . . .    6
       2.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       2.13  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . .    6
       2.14  Highly Compensated Employee . . . . . . . . . . . . . . . . .    6
       2.15  Hour of Service . . . . . . . . . . . . . . . . . . . . . . .    8
       2.16  Investment Fund . . . . . . . . . . . . . . . . . . . . . . .   10
       2.17  Investment Manager. . . . . . . . . . . . . . . . . . . . . .   10
       2.18  Limitation Year . . . . . . . . . . . . . . . . . . . . . . .   11
       2.19  Nonhighly Compensated Employee. . . . . . . . . . . . . . . .   11
       2.20  One-Year Break in Service . . . . . . . . . . . . . . . . . .   11
       2.21  Participant . . . . . . . . . . . . . . . . . . . . . . . . .   11
       2.22  Participant Elected Contribution. . . . . . . . . . . . . . .   11
       2.23  Plan or Trust . . . . . . . . . . . . . . . . . . . . . . . .   11

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       2.24  Plan Administrator or Committee . . . . . . . . . . . . . . .   11
       2.25  Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       2.26  Salary Deferral Agreement . . . . . . . . . . . . . . . . . .   12
       2.27  Spouse. . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       2.28  Surviving Spouse. . . . . . . . . . . . . . . . . . . . . . .   12
       2.29  Trust Fund or Fund. . . . . . . . . . . . . . . . . . . . . .   12
       2.30  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       2.31  Valuation Date. . . . . . . . . . . . . . . . . . . . . . . .   12
       2.32  Year of Service . . . . . . . . . . . . . . . . . . . . . . .   12

III.   ELIGIBLE EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . .   14
       3.1   Participation . . . . . . . . . . . . . . . . . . . . . . . .   14
       3.2   Participation on ReEmployment . . . . . . . . . . . . . . . .   14
       3.3   Ineligible Employees. . . . . . . . . . . . . . . . . . . . .   14
       3.4   Inactive Participants . . . . . . . . . . . . . . . . . . . .   15
       3.5   End of Participation. . . . . . . . . . . . . . . . . . . . .   15

IV.    CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       4.1   Plan Contributions. . . . . . . . . . . . . . . . . . . . . .   16
       4.2   Limitation on Contributions . . . . . . . . . . . . . . . . .   23
       4.3   Employee Contributions. . . . . . . . . . . . . . . . . . . .   23
       4.4   Matching Contributions and Employee Contributions . . . . . .   23
       4.5   Rollover Contributions. . . . . . . . . . . . . . . . . . . .   25

V.     PARTICIPANT ACCOUNTS AND CREDITING OF CONTRIBUTIONS . . . . . . . .   27
       5.1   Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       5.2   Allocation and Crediting of Contributions . . . . . . . . . .   27
       5.3   Valuation of Assets . . . . . . . . . . . . . . . . . . . . .   28
       5.4   Adjustment of Participants' Accounts. . . . . . . . . . . . .   28
       5.5   Limitation on Allocations . . . . . . . . . . . . . . . . . .   28
       5.6   Combined Plans. . . . . . . . . . . . . . . . . . . . . . . .   31

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       5.7   Controlled Groups . . . . . . . . . . . . . . . . . . . . . .   32
       5.8   Protection of Accrued Benefits. . . . . . . . . . . . . . . .   32
       5.9   Title to Assets in Trustee. . . . . . . . . . . . . . . . . .   33

VI.    INVESTMENT FUNDS. . . . . . . . . . . . . . . . . . . . . . . . . .   34
       6.1   Separate Funds. . . . . . . . . . . . . . . . . . . . . . . .   34
       6.2   Participant Direction . . . . . . . . . . . . . . . . . . . .   34
       6.3   Investment Results. . . . . . . . . . . . . . . . . . . . . .   34

VII.   PARTICIPANT LOANS . . . . . . . . . . . . . . . . . . . . . . . . .   35
       7.1   Loans to Participants . . . . . . . . . . . . . . . . . . . .   35
       7.2   Accounting for Loans. . . . . . . . . . . . . . . . . . . . .   38

VIII.  NONFORFEITABLE BENEFITS . . . . . . . . . . . . . . . . . . . . . .   39
       8.1   Nonforfeitable Interest . . . . . . . . . . . . . . . . . . .   39
       8.2   Years of Service. . . . . . . . . . . . . . . . . . . . . . .   39
       8.3   No Increase in Pre-break Vesting. . . . . . . . . . . . . . .   40
       8.4   Forfeitable Interests . . . . . . . . . . . . . . . . . . . .   40
       8.5   Distribution to Separated Participants. . . . . . . . . . . .   42

IX.    RETIREMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       9.1   Retirement Age and Benefit. . . . . . . . . . . . . . . . . .   43

X.     DEATH BENEFIT . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       10.1  Death of Participant. . . . . . . . . . . . . . . . . . . . .   44
       10.2  Payments Upon Failure to Designate Beneficiary. . . . . . . .   44

XI.    DISABILITY BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . .   45
       11.1  Payment Due . . . . . . . . . . . . . . . . . . . . . . . . .   45
       11.2  "Permanently Disabled". . . . . . . . . . . . . . . . . . . .   45

XII.   DISTRIBUTIONS AND WITHDRAWALS . . . . . . . . . . . . . . . . . . .   46
       12.1  Distribution of Benefits. . . . . . . . . . . . . . . . . . .   46
       12.2  Required Distributions. . . . . . . . . . . . . . . . . . . .   47

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       12.3  Distributions to Minors and Incompetents. . . . . . . . . . .   49
       12.4  Qualified Domestic Relations Orders . . . . . . . . . . . . .   49
       12.5  Hardship Distributions. . . . . . . . . . . . . . . . . . . .   50
       12.6  Direct Rollover Distributions . . . . . . . . . . . . . . . .   52
       12.7  Waiver of 30-Day Election Period. . . . . . . . . . . . . . .   54

XIII.  TOP HEAVY PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .   55
       13.1  Applicability . . . . . . . . . . . . . . . . . . . . . . . .   55
       13.2  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   55
       13.3  Minimum Contributions . . . . . . . . . . . . . . . . . . . .   58
       13.4  Limitations on Contributions. . . . . . . . . . . . . . . . .   59
       13.5  Benefits Under Different Plans. . . . . . . . . . . . . . . .   59

XIV.   PROVISION AGAINST ANTICIPATION. . . . . . . . . . . . . . . . . . .   60

XV.    ADMINISTRATIVE COMMITTEE - NAMED FIDUCIARY AND ADMINISTRATOR. . . .   61
       15.1  Appointment of Committee. . . . . . . . . . . . . . . . . . .   61
       15.2  Committee Action. . . . . . . . . . . . . . . . . . . . . . .   61
       15.3  Rights and Duties . . . . . . . . . . . . . . . . . . . . . .   61
       15.4  Investments . . . . . . . . . . . . . . . . . . . . . . . . .   63
       15.5  Information, Reporting and Disclosure . . . . . . . . . . . .   63
       15.6  Independent Qualified Accountant. . . . . . . . . . . . . . .   63
       15.7  Standard of Care Imposed Upon The Committee . . . . . . . . .   64
       15.8  Allocation and Delegation of Responsibility . . . . . . . . .   64
       15.9  Bonding . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
       15.10 Claims Procedure. . . . . . . . . . . . . . . . . . . . . . .   65
       15.11 Unclaimed Account Procedures. . . . . . . . . . . . . . . . .   66
       15.12 Funding Policy. . . . . . . . . . . . . . . . . . . . . . . .   67
       15.13 Indemnification . . . . . . . . . . . . . . . . . . . . . . .   67

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XVI.   APPOINTMENT OF INVESTMENT MANAGER . . . . . . . . . . . . . . . . .   68
       16.1  Authority for Appointment . . . . . . . . . . . . . . . . . .   68
       16.2  Investment Manager Discretion . . . . . . . . . . . . . . . .   68

XVII.  INVESTMENT OF TRUST FUNDS BY TRUSTEE. . . . . . . . . . . . . . . .   70

XVIII. POWERS AND DUTIES OF TRUSTEE. . . . . . . . . . . . . . . . . . . .   71
       18.1  Powers of Trustee . . . . . . . . . . . . . . . . . . . . . .   71
       18.2  Annual Accounts . . . . . . . . . . . . . . . . . . . . . . .   73
       18.3  Notices and Directions. . . . . . . . . . . . . . . . . . . .   73
       18.4  Standard of Care Imposed Upon Trustee . . . . . . . . . . . .   74
       18.5  Trustee's Acknowledgment of Responsibility. . . . . . . . . .   75

XIX.   CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

XX.    LIABILITY OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . .   77
       20.1  Actions of Trustee Conclusive . . . . . . . . . . . . . . . .   77
       20.2  Distributions by Trustee. . . . . . . . . . . . . . . . . . .   77
       20.3  Expenses of Administration. . . . . . . . . . . . . . . . . .   77
       20.4  Indemnity of Trustee. . . . . . . . . . . . . . . . . . . . .   77

XXI.   RESIGNATION OR REMOVAL OF TRUSTEE . . . . . . . . . . . . . . . . .   78
       21.1  Resignation . . . . . . . . . . . . . . . . . . . . . . . . .   78
       21.2  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
       21.3  Settlement of Account . . . . . . . . . . . . . . . . . . . .   78

XXII.  SUITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

XXIII. MERGERS AND CONSOLIDATIONS. . . . . . . . . . . . . . . . . . . . .   80

XXIV.  AMENDMENT AND TERMINATION OF PLAN . . . . . . . . . . . . . . . . .   81
       24.1  Right to Amend and Terminate. . . . . . . . . . . . . . . . .   81
       24.2  No Revesting. . . . . . . . . . . . . . . . . . . . . . . . .   81
       24.3  Exclusive Benefit of Participants . . . . . . . . . . . . . .   81
       24.4  Termination and Discontinuance of Contributions . . . . . . .   81

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XXV.   RIGHT TO DISCHARGE EMPLOYEES. . . . . . . . . . . . . . . . . . . .   82

XXVI.  DECLARATION OF PLAN CONTINGENT UPON
       INTERNAL REVENUE SERVICE APPROVAL . . . . . . . . . . . . . . . . .   83
       26.1  Internal Revenue Service Approval . . . . . . . . . . . . . .   83
       26.2  Mistake of Fact . . . . . . . . . . . . . . . . . . . . . . .   83
       26.3  Allowance of Deductibility. . . . . . . . . . . . . . . . . .   83

                                  IMMUNEX CORPORATION

                         PROFIT SHARING 401(k) PLAN AND TRUST

     THIS DOCUMENT, made and executed by Immunex Corporation, a State of Washington corporation, with its principal office and place of business at Seattle, Washington, hereinafter referred to as the "Employer":

                                      WITNESSETH

     WHEREAS, the Employer established its profit sharing plan effective as of January 1, 1987 and to conform the plan to applicable law, the Employer intends to amend the plan by complete restatement; and

     WHEREAS, the Employer intends that the plan and trust established hereunder be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code") and to be exempt from federal income taxation under Section 501(a) of the Code; and

     WHEREAS, the form of this plan and trust has been approved by the Employer;

     NOW, THEREFORE, it is agreed:

                             I.   NAME AND EFFECTIVE DATE

1.1  NAME

     This Plan shall be known as the IMMUNEX CORPORATION PROFIT SHARING 401(K) PLAN AND TRUST.

1.2  EFFECTIVE DATE

     The original effective date of the Plan was January 1, 1987. Unless specifically provided otherwise, the effective date of this Agreement shall be January 1, 1989. The benefit payable to or on behalf of a Participant included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such Participant's service with the Employer terminates, unless the amendment expressly provides otherwise.

                                  II.   DEFINITIONS

Whenever used herein, unless the context clearly indicates otherwise, masculine, feminine, and neuter words may be used interchangeably, singular shall mean the plural and vice versa, and the following words and phrases shall have the following meanings:

2.1  ACCOUNTS

     Accounts means the individual separate Accounts established by the Plan Administrator in the name of each Participant in accordance with the Plan.

2.2  ACCRUED BENEFIT

     Accrued Benefit means the balance of a Participant's Accounts including investment experience, as of the most recent Valuation Date, plus accumulated contributions since such date and less any distributions since such date.

2.3  ACTUAL DEFERRAL PERCENTAGE

     Actual Deferral Percentage means with respect to a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in such group) of the sum of the Employee's elective contributions (I.E., Participant Elected Contributions) and any qualified nonelective contributions that the Plan Administrator may, under applicable Treasury regulations, elect (and does elect) to include in the calculation for such Plan Year to the Employee's Compensation for such Plan Year.

2.4  AFFILIATE

     Affiliate means any member of a controlled group of corporations (within the meaning of Section 414(b) of the Code, as modified in accordance with
     Section 415(h) of the Code for purposes of Sections 5.5 and 5.6), a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code, as modified in accordance with Section 415(h) of the Code for purposes of Sections 5.5 and 5.6) or an affiliated service group (within the meaning of Section 414(m) or (o) of the Code) of which the Employer is a member.

2.5  BENEFICIARY

     Beneficiary means the person or persons designated as such by a Participant in accordance with Article X.

2.6  CODE

     Code means the Internal Revenue Code of 1986, as amended.

2.7  COMPENSATION

     Except as otherwise expressly modified by other provisions of the Plan, Compensation means an Employee's wages, salary, fees for professional services and other amounts received during the Plan Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that such amounts are includible in gross income, including, but not limited to, overtime, bonuses, commissions, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as defined in Treasury Regulation Section 1.62-2(c)). Compensation shall not include Employer contributions to a plan of deferred compensation to the extent that, before the application of the Section 415 limitations to that plan, the contributions are not includible in the employee's gross income for the taxable year in which contributed; deductible Employer contributions to a simplified employee pension plan described in Section 408(k) of the Code; distribution from a plan of deferred compensation, regardless of whether such amounts are includible in the employee's gross income when distributed; amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or any other amounts which receive special tax benefits. Notwithstanding the foregoing, Compensation shall include amounts excludable from the Employee's gross income by reason of Section 125, 402(e)(3) (402(a)(8) prior to January 1, 1993), 402(h) or 403(b) of the Code.

     C. A Participant's Compensation for any Plan Year shall not exceed the Compensation Limit in effect under Section 401(a)(17) of the Code for such Plan Year. For Plan Years beginning after December 31, 1988, and before January 1, 1994, the Compensation Limit for any Participant shall be $200,000, plus any cost-of-living adjustment authorized by the Secretary of the Treasury. For Plan Years beginning after December 31, 1993, the Compensation Limit shall be $150,000, plus any cost-of-living adjustment authorized by Section 401(a)(17)(B)(i) of the Code.

          The Compensation Limit in effect for any Plan Year is the Compensation Limit in effect at the beginning of that Plan Year. For a

          Plan Year of less than 12 months, the Compensation Limit is a prorated dollar amount, determined by multiplying the Compensation Limit by a fraction, the numerator of which equals the number of months in the short period and the denominator of which equals 12.

          For purposes of applying the Compensation Limit to any 5 percent owner or Highly Compensated Employee who is in the group of 10 employees receiving the greatest Compensation during the Plan Year, pursuant to
          Section 414(q)(6) of the Code, the Compensation of a spouse or lineal descendant who has not attained age 19 before the close of the Plan Year shall be treated as if paid to the Employee. If, for a Plan Year, the combined Compensation of such Highly Compensated Employee and any family members who are Participants entitled to an accrual for that Plan Year exceeds the Compensation Limit, Compensation for each such Participant means his Adjusted Compensation. Adjusted Compensation is the amount that bears the same ratio to the Compensation Limit as the affected Participant's Compensation (without regard to the Compensation Limit) bears to the combined Compensation of all the affected Participants in the family unit.

2.8  COMPUTATION PERIOD

     Computation Period shall mean a twelve (12) consecutive month period designated for purposes of determining an Employee's Years of Service and One Year Breaks in Service for benefit accrual, and vesting as follows:

          ELIGIBILITY COMPUTATION PERIOD shall mean the twelve (12) consecutive month period beginning on the date on which the Employee first completes an Hour of Service. The second and subsequent Eligibility Computation Periods shall be the Plan Year, beginning with the Plan Year that includes the first anniversary of the date on which the Employee first completed an Hour of Service.
               In the case of an Employee who incurs a One-Year Break in Service prior to becoming a Participant, a new Eligibility Computation Period shall begin on the date on which the Employee first completes an Hour of Service following such One-Year Break in Service. The second and subsequent Eligibility Computation Periods for such Employee shall be the Plan Year, beginning with the Plan Year that includes the first anniversary of the date on which the Employee first completed an Hour of Service following his reemployment.

          ACCRUAL COMPUTATION PERIOD shall mean the Plan Year.

          VESTING COMPUTATION PERIOD shall mean the Plan Year.

2.9  EMPLOYEE

     Employee means any person, including officers, in the service of the Employer. Employee shall not mean an independent contractor. Employee shall also mean any leased employee, within the meaning of Section 414(n) of the Code, unless such leased employee is covered by a plan maintained by the leasing organization that meets the requirements of Section 414(n)(5)(B) of the Code and leased employees do not constitute more than 20 percent of the Employer's Nonhighly Compensated Employee work force.

2.10 EMPLOYER

     Employer means Immunex Corporation and any Affiliate that, with the consent of Immunex Corporation, elects to adopt the Plan and any organization that acquires the Employer's business and adopts the Plan.

2.11 ENROLLMENT DATE

     Enrollment Date means January 1, April 1, July 1 and October 1 and shall be the date on which the Employee commences participation in the Plan. Effective July 1, 1991, the Enrollment Date means January 1 and July 1 and shall be the date on which the Employee commences participation in the Plan.

2.12 ERISA

     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.13 FISCAL YEAR

     Fiscal Year means the Employer's Fiscal Year for Federal income tax purposes.

2.14 HIGHLY COMPENSATED EMPLOYEE

     A. "Highly Compensated Employee" means an Employee who, during the Plan Year or during the preceding 12-month period:

          1. Is a more than a 5% owner of the Employer (applying the constructive ownership rules of Section 318 of the Code);

          2. Has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

          3. Has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of Employees (based on Compensation for the relevant year);

          4. Has Compensation in excess of 50% of the dollar amount prescribed in Section 415(b)(1)(A) of the Code (relating to defined benefit plans) and is an officer of the Employer.

          If the Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but not during the preceding 12-month period and does not satisfy clause A.1 in either period, the Employee is a Highly Compensated Employee only if the Employee is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause A.4 will not exceed the greater of 3 and 10% of the total number (after application of exclusions under Section 414(q) of the Code) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause A.4 for the relevant year, the Plan Administrator will treat the highest paid officer as satisfying clause
          A.4 for that year.

     B. The Plan Administrator must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top-paid 20% group, the 100 most highly compensated Employees, the number of officers includible in clause A.4 and the relevant Compensation, consistent with Section 414(q) of the Code and regulations issued under that Code Section. The Employer may make a calendar-year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Income Tax Regulations. A calendar-year election must apply to all plans and arrangements of the Employer. For purposes of applying any nondiscrimination test required under the Plan or under the Code the Plan Administrator will treat, in a manner consistent with applicable Income Tax Regulations, a Highly Compensated Employee and all of his family member (a spouse, a lineal ascendant or descendant or a spouse of a lineal ascendant or descendant) as a single Highly

          Compensated Employee, but only if the Highly Compensated Employee is a more than 5% owner or is one of the ten Highly Compensated Employees with the greatest Compensation for the Plan Year. The aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation.

     C. The term "Highly Compensated Employee" also includes any former Employee who separated from service (or has a deemed separation from service, as determined under Treasury Regulations) prior to the Plan Year, performs no service for the Employer during the Plan Year and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after the Employee's 55th birthday. If the former Employee's separation from service occurred prior to January 1, 1987, the Employee is a Highly Compensated Employee only if he satisfied clause A.1 of this Section 2.14 or received Compensation in excess of $50,000 during (1) the year of his separation from service (or the prior year) or (2) any year ending on or after his 54th birthday.

     D. The Employer and its Affiliates shall be treated as a single Employer for purposes of determining the number and identity of Highly Compensated Employees.

2.15 HOUR OF SERVICE

     Hour of Service means the following:

     A. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable Computation Period.

     B. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

          Notwithstanding the preceding sentence,

          1. No more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period);

          2. An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under an insured disability plan or a plan maintained solely for the purposes of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws;

          3. Hours of Service are not required to be credited for a payment that solely reimburses an Employee for medically related expenses incurred by the Employee; and

          4. For purposes of this paragraph, a payment shall be deemed to be made by or due from the Employer, regardless of whether such payment is made by or due from the Employer directly or indirectly through a trust fund or insurer to which the Employer contributes or pays premiums, and, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

     C. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph A or paragraph B, as the case may be, and under this paragraph C.

     D. Each hour with which an Employee would normally be credited (or eight hours per normal working day if the Plan is unable to determine the Employee's hours) during the Employee's absence from work if the Employee's absence commences in a Plan Year beginning after December 31, 1984, and the absence is because of the Employee's pregnancy, the birth of the Employee's child, or the placement of a child with the Employee in connection with the Employee's adoption of the child, or for the purpose of caring for such child for a period beginning immediately after the child's birth or placement. An Employee shall be credited with the Employee's Hours of Service determined under this paragraph D only for the purpose of determining whether the Employee has incurred a One-Year Break in Service and the number of Hours of Service credited to an Employee in connection with such pregnancy or placement shall not exceed 501. Hours of Service credited under this paragraph D shall be credited in the Computation Period in which the

          Employee's absence begins or in the next following Computation Period if the Hours of Service credited under this paragraph are not needed to prevent the Employee from incurring a One-Year Break in Service in the earlier Computation Period. The Plan Administrator may establish reasonable requirements for information to be furnished by the Employee to show that the Employee's absence is for a reason referred to under this paragraph and the number of days of such absence. The Employee shall be credited with the Employee's Hours of Service under this paragraph only if the Employee provides the required information on a timely basis.

     E. Other than as specifically required under this Section, the determination of Hours of Service for reasons other than the performance of duties and the crediting of Hours of Service to Computation Periods shall be in accordance with Department of Labor Regulations Section 2530.200b-2(b) and (c), and such rules are hereby incorporated by reference.

     F. For purposes of eligibility and vesting, service with an Affiliate shall be considered service with the Employer and Hours of Service shall be credited, in accordance with this Section, for such service.

     G. Hours of Service shall also be credited for all purposes under the Plan to a leased employee, as defined in Section 414(n) of the Code, for such employee's service to the Employer as a leased employee.

2.16 INVESTMENT FUND

     Investment Fund means a separate portion of the Trust Fund established at the direction of the Plan Administrator to provide investment options for Participants.

2.17 INVESTMENT MANAGER

     Investment Manager means a person, insurance company, corporation, partnership or association which is appointed by the Plan Administrator to direct the investment and reinvestment of all or any portion of the Trust Fund and which qualifies as an "investment manager" under the provisions of
     Section 3(38) of ERISA.

2.18 LIMITATION YEAR

     Limitation Year shall mean the 12 consecutive month period corresponding to the Plan Year and shall be the 12 month period under which the limits of
     Section 415 of the Code are applied.

2.19 NONHIGHLY COMPENSATED EMPLOYEE

     Nonhighly Compensated Employee shall mean an Employee who is not a Highly Compensated Employee.

2.20 ONE-YEAR BREAK IN SERVICE

     One-Year Break in Service means a Vesting Computation Period during which an Employee fails to complete more than 500 Hours of Service.

2.21 PARTICIPANT

     Participant means an Employee who satisfies the eligibility requirements of
     Article III and who commences participation in the Plan.

2.22 PARTICIPANT ELECTED CONTRIBUTION

     Participant Elected Contribution means the amounts designated by a Participant pursuant to Section 4.1A and contributed to the Plan by the Employer in lieu of payment of an equal amount directly to the Participant as compensation.

2.23 PLAN OR TRUST

     Plan or Trust means this Profit Sharing 401(k) Plan and Trust Agreement and all subsequent amendments thereto.

2.24 PLAN ADMINISTRATOR OR COMMITTEE

     Plan Administrator or Committee means the Administrative Committee as appointed by Employer pursuant to Section 16.1.

2.25 PLAN YEAR

     Plan Year means the twelve (12) consecutive month period ending on the last day of December. The Plan Year shall be the year on which the records of the Plan are kept.

2.26 SALARY DEFERRAL AGREEMENT

     Salary Deferral Agreement means the written authorization of a Participant to the Employer to deduct from the Participant's Compensation an amount or percentage to be deferred as a Participant Elected Contribution in accordance with this Plan.

2.27 SPOUSE

     Spouse means the lawful husband or wife of the Participant.

2.28 SURVIVING SPOUSE

     Surviving Spouse means the Participant's Spouse surviving at the date of the Participant's death.

2.29 TRUST FUND OR FUND

     Trust Fund or Fund means all contributions received by the Trustee for purposes o the Plan, the investment thereof, and the earnings and appreciation thereon, less payments made to carry out the Plan.

2.30 TRUSTEE

     Effective January 1, 1987, Trustee means Seafirst Bank. Effective May 17, 1988, Trustee means Security Pacific Bank (Rainier Bank). Effective April 22, 1992, Security Pacific Bank merged with Seafirst Bank and Trustee means Seafirst Bank, or any successor Trustee or Trustees hereunder.

2.31 VALUATION DATE

     Valuation Date means the last day of each Plan Year and such other date or dates as may be designated by the Plan Administrator.

2.32 YEAR OF SERVICE

     Year of Service means:

     A.   ELIGIBILITY SERVICE

          For purposes of determining an Employee's eligibility to participate in the Plan, Year of Service shall mean the completion of 1,000 or more Hours of Service during an Eligibility Computation Period.

     B.   BENEFIT ACCRUAL SERVICE

          For purposes of determining an Employee's benefit accrual, Year of Service shall mean the completion of 1,000 or more Hours of Service during an Accrual Computation Period while a Participant.

     B.   VESTING SERVICE

          For purposes of determining an Employee's nonforfeitable interest in the Employee's Accrued Benefit, Year of Service shall mean the completion of 1,000 or more Hours of Service during a Vesting Computation Period.

                              III.   ELIGIBLE EMPLOYEES

3.1  PARTICIPATION

     A. Subject to the provisions of paragraph 3.1B and Section 3.3, an Employee shall participate in this Plan on the Enrollment Date that coincides with or immediately follows the date on which the Employee first performs one Hour of Service with the Employer.

     B. Effective July 1, 1995, an Employee who is regularly scheduled to work less than thirty (30) hours per week shall participate in this Plan on the Enrollment Date that coincides with or immediately follows the date on which such Employee completes one Year of Eligibility Service or attains age twenty-one (21), whichever occurs later.

     C. An Employee who is participating in the Plan immediately prior to the effective date of this Agreement shall continue to participate in the Plan subject to the provisions hereunder.

3.2  PARTICIPATION ON REEMPLOYMENT

     A. Subject to the provisions of Section 3.3, a former Participant shall resume participation in the Plan upon the date of the Participant's reemployment by the Employer if the Participant had a nonforfeitable interest under the Plan to any Accrued Benefit derived from Employer contributions at the time of the Participant's earlier separation from service or the number of the Employee's consecutive One-Year Breaks in Service is fewer than the greater of five (5) or the aggregate number of the Employee's Years of Service prior to such Break.

     B. A former Participant who does not resume participation under paragraph A of this Section shall be required to again complete the eligibility requirement of Section 3.1 before participating in the Plan.

3.3  INELIGIBLE EMPLOYEES

     Notwithstanding the provisions of Section 3.1 and Section 3.2, the following classes of Employees shall not participate in the Plan:

     A. An Employee who is a member of a collective bargaining unit for which retirement benefits have been the subject of good faith bargaining between employee representatives and the Employer, unless the bargaining agreement specifically requires participation in this Plan. In applying the preceding sentence, the term "employee representatives" shall not include an organization of which more than one-half of the members are owners, officers, or executives of the Employer.

     B.   A leased employee, within the meaning of Section 414(n) of the Code.

     C. Prior to July 1, 1995, an Employee who routinely will perform services for less than thirty (30) hours a week.

     D.   A summer intern.

3.4  INACTIVE PARTICIPANTS

     In the event a Participant transfers to an ineligible class of employees, such Employee's participation in the Plan for purposes of benefit accrual shall cease as of the date of such transfer.

     In the event an ineligible Employee transfers to the eligible class, such Employee shall participate in the Plan immediately if the Employee is a former Participant or the Employee has previously satisfied the requirements of Section 3.1 and would have previously been admitted to participation if the Employee had been in the eligible class.

3.5  END OF PARTICIPATION

     Active participation ends upon suspension of contributions or termination of employment. Participation ends when the employee has no further account balances under the Plan.

                                 IV.   CONTRIBUTIONS

4.1  PLAN CONTRIBUTIONS

     A.   PARTICIPANT ELECTED CONTRIBUTIONS

          1.   ELECTION TO DEFER COMPENSATION

               Each Participant may elect, effective as of any January 1 or July 1 (January 1, April 1, July 1 or October 1 prior to July 1, 1991) coincident with or following the Participant's Enrollment Date, by filing a Salary Deferral Agreement with the Plan Administrator within such time as the Plan Administrator may determine, to defer any whole percentage of the Participant's Compensation not to exceed 15%, but in any event, the amount of deferral shall not exceed $7,000 (or such amount as adjusted under Section 402(g) of the Code) during any calendar year. Such deferred amounts shall be contributed to the Plan by the Employer and designated for such Participant's Deferral Account. Contributions shall be made by payroll deduction as authorized by the Participant on the Participant's Salary Deferral Agreement. The Participant may, in accordance with rules established by the Plan Administrator increase or decrease his elective deferrals effective as of January 1 or July 1 (January 1, April 1, July 1 or October 1 prior to July 1, 1991); provided, however, a Participant shall only be entitled to defer those amounts of Compensation that are not currently available to the Participant.

          2.   PAYMENT TO TRUSTEE

               The Employer shall transmit the Participant Elected Contributions to the Trustee as soon as reasonably practical and, in any event, no later than 90 days after the date the amount has been withheld from the Participant.

          3.   LIMITATION ON DEFERRAL OF COMPENSATION

               The Participant Elected Contributions (together with any qualified nonelective contributions that the Plan Administrator may, under applicable Treasury Regulations, elect (and does elect) to include in the calculation) for a Plan Year shall satisfy one of the following tests:

               a. The Actual Deferral Percentage of the eligible Highly Compensated Employees may not be greater than the Actual Deferral Percentage of the eligible Nonhighly Compensated Employees multiplied by 1.25; or

               b. The Actual Deferral Percentage of the eligible Highly Compensated Employees may not be greater than the Actual Deferral Percentage of the eligible Nonhighly Compensated Employees multiplied by 2. However, the excess of the Actual Deferral Percentage of the eligible Highly Compensated Employees over that of the eligible Nonhighly Compensated Employees may not be greater than two (2.0) percentage points.

               The Plan is subject to Section 401(k) of the Code and the regulations thereunder, which are hereby incorporated in this Document by reference. The above tests (and any necessary correction pursuant to Section 4.1A.4) shall be performed in accordance with such Code Section and regulations. For purposes of determining the Actual Deferral Percentage for a specified group of Employees for a Plan Year, the Employee's Compensation includes Compensation for the entire Plan Year or Compensation while the Participant was eligible to participate. The Plan Administrator shall select the method to be used for the Plan Year and the same method shall be applied to each Participant for that year. In order to satisfy the above requirements, the Plan Administrator may, in its sole discretion, require the Employer to reduce future deferrals elected by the Highly Compensated Employees and/or return a portion of the amounts deferred by the Highly Compensated Employees in accordance with Section 4.1A.4.

               A Participant's Participant Elected Contribution shall be taken into account for a Plan Year for purposes of the foregoing tests only if it is considered allocated as of a date within that Plan Year. A Participant's Participant Elected Contribution is considered allocated as of a date within the Plan Year only if:

               a. The allocation is not contingent upon the Participant's participation in the Plan or performance of services on any date subsequent to that date; and

               b. The elective contribution is actually paid to the Trust no later than the end of the twelve-month period immediately following the Plan Year to which the contribution relates.

               Likewise, a Participant's Participant Elected Contribution shall be taken into account for a Plan Year for purposes of the foregoing tests only if it relates to Compensation that either:

               a. Would have been received by the Participant in the Plan Year but for the Participant's election to defer; or

               b. Is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within two and one-half months after the close of the Plan Year.

               If an amount is returned to an Employee because the Employee's elective deferrals for the calendar year exceed $7,000 (or such amount as adjusted under Section 402(g) of the Code), such excess deferrals shall nevertheless be counted in determining the Employee's Actual Deferral Percentage for the Plan Year in which such excess deferrals were made.

               If two or more cash or deferred arrangements (as determined under Section 401(k) of the Code) are treated as a single plan for purposes of Sections 401(a)(4) or 410(b) of the Code, such arrangements shall be treated as a single plan for purposes of the limitations of this Section. If a Highly Compensated Employee participates in two or more cash or deferred arrangements (as determined under Section 401(k) of the Code) maintained by the Employer or an Affiliate, all of such cash or deferred arrangements shall be treated as a single plan for purposes determining the Actual Deferral Percentage of such Employee.

          4.   RETURN OF EXCESS DEFERRALS

               a.   NONDISCRIMINATION TEST

                    If amounts contributed by the Employer for the Highly Compensated Employees cause the Plan to fail to meet the requirements of paragraph (3) of this Section 4.1A and
                    Section 401(k) of the Code for a Plan Year, then, to the extent that such amounts are in excess of such limitations, the excess amounts (called excess contributions) shall be returned to the Highly Compensated Employees, together with income allocable thereto for the Plan Year in which the excess contributions were made, no later than the close of the following Plan Year. (The Employer will incur an excise tax equal to 10 percent of the amount of the excess contributions for a Plan Year that are not returned to the appropriate Highly Compensated Employees during the first 2-1/2 months of the following Plan Year.) The identity of the Highly Compensated Employees to whom excess contributions must be returned and the amount of the excess contributions to be returned to each such Highly Compensated Employee shall be determined by starting with the Highly Compensated Employee(s) who has the greatest Actual Deferral Percentage, reducing his Actual Deferral Percentage (but not below the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage), and then, if necessary, reducing the Actual Deferral Percentage of the Highly Compensated Employee(s) at the next highest Actual Deferral Percentage level (including the Actual Deferral Percentage of the Highly Compensated Employee(s) whose Actual Deferral Percentage has already been reduced) in the same manner as described above, and continuing in this manner until the requirements of Section 401(k) of the Code are satisfied. If the Highly Compensated Employee is part of an aggregated family group, the Plan Administrator, in accordance with the applicable Treasury Regulations, will determine each aggregated family member's allocable share of the excess contributions assigned to the family unit.

                    The amount of excess contributions to be returned with respect to any Participant for a Plan Year shall be reduced by any excess deferrals previously distributed to such Participant for the Participant's taxable year ending with or within such Plan Year. The amount of excess deferrals that must be returned to a Participant for a taxable year shall be reduced by any excess contributions previously distributed with respect to such Participant for the Plan Year beginning with or within such taxable year of the Employer.

                    The income allocable to any excess contributions is equal to the allocable gain or loss for the Plan Year for which the excess contributions were made and shall be determined in accordance with Treasury Regulation Section
                    1.401(k)-1(f)(4)(ii)(B).

               b.   $7,000 LIMIT

                    If a Participant's elective deferrals (E.G., Participant Elected Contributions) under Section 401(k) of the Code exceed $7,000 (or such amount as adjusted under Section 402(g) of the Code) for a calendar year (such excess being called excess deferrals), the Plan Administrator shall distribute such excess deferrals, together with any income allocable thereto for the calendar year in which the excess deferrals were made, no later than April 15 of the following calendar year. If a Participant makes elective deferrals under the Plan and under any other plan or arrangement described in Section 402(g)(3) of the Code for a Plan Year, and the total of such elective deferrals exceeds the limitations of Section 402(g) of the Code, such Participant shall notify the Plan Administrator in writing on the prescribed form by March 1 of the succeeding Plan Year of the portion of the excess deferrals that he has allocated to the Plan and the Plan Administrator shall distribute the amount of excess deferrals allocated to this Plan, together with any income allocable thereto, to the Participant no later than April 15 of the calendar year following calendar year for which the excess deferrals were made.

                    The income allocable to any excess deferrals is equal the sum of the allocable gain or loss for the calendar year in which the excess deferrals were made and shall be calculated in accordance with Treasury Regulation Section 1.402(g)-1(e)(5)(ii).

          5.   SUSPENSION OF DEFERRALS

               A Participant may, upon thirty (30) days' prior written notice filed with the Plan Administrator, suspend the Participant's election under Section 4.1A to have a portion of the Participant's Compensation deferred. In the event of such a suspension, a Participant shall not be entitled to again elect to have Participant Elected Contributions made hereunder until the next following January l or July 1 (January 1, April 1, July 1 or October 1 prior to July 1, 1991). The Participant shall, nevertheless, be considered a Participant hereunder for all other purposes during such period of time if the Participant's service with the Employer continues during that time.

     B.   EMPLOYER MATCHING CONTRIBUTIONS

          1.   BASIC MATCHING CONTRIBUTION

               As soon as practicable following each pay period, the Employer shall make a contribution for each Participant who has Compensation deferred during that period. Prior to January 1, 1993, the contribution shall be equal to 25% of the amount deferred by the Participant. Effective January 1, 1993, the contribution shall be equal to 100% of the first 2% of Compensation deferred by the Participant, plus, for Employees with less than five years of service, 50% of the amount deferred by the participant that is between 2% and 6% of Compensation, and for Employees with five or more years of service, 75% of the amount deferred by the Participant that is between 2% and 6% of Compensation.

          2.   SPECIAL MATCHING CONTRIBUTION

               For the Plan Year ending December 31, 1993, the Employer shall make a special matching contribution for each Employee who was employed by the Employer prior to January 1, 1987 and who deferred Compensation under the Plan on or after January 1, 1987 in an amount equal to $1,500 times such Participant's years of employment prior to January 1, 1987. For purposes of this paragraph B.2, a Participant shall be credited with one year of employment for each calendar year prior to 1987 in which he completed at least one Hour of Service with the Employer. Any portion of this contribution that cannot be made on behalf of an Employee for the Plan Year ending December 31, 1993 due to the limitations imposed by Section 415 of the Code shall be made on such Participant's behalf for the Plan Year ending December 31, 1994 (or the first subsequent Plan Year in which such contribution shall not result in a violation of such limitations); provided, however, that no contribution shall be made for the Plan Year ending December 31, 1994 (or for any subsequent Plan Year) on behalf of an individual who is not employed by the Employer on the date on which such contribution would otherwise have been made. The Employer shall pay the special matching contribution to the Trustee no later than the due date (including extensions thereof) for the filing of its federal income tax return for the Fiscal Year for which such contribution is made.

          3.   FORFEITURES

               Forfeited amounts derived from the Employer Matching Account of a Participant who separates from the Employer's service shall be reallocated to remaining Participants in a nondiscriminatory manner as determined by the Employer for the Plan Year in which the forfeited amounts become available. Effective January 1, 1991, forfeited amounts derived from the Employer Matching Account of a Participant who separates from the Employer's service shall be used to reduce the Employer's matching contribution for the Plan Year in which the forfeited amount becomes available and in subsequent years, if necessary.

     C.   EMPLOYER'S PROFIT SHARING CONTRIBUTION

          1.   DISCRETIONARY CONTRIBUTION

               For any Plan Year, the Employer shall have the right to contribute an amount that the Employer, in its sole discretion, shall determine. The Employer's determination of its discretionary contribution shall be binding on all Participants, the Plan Administrator and the Employer. In making a discretionary contribution, the Employer shall have the discretionary authority to declare that a portion or all of the contribution for the Plan Year shall be a qualified nonelective contribution as defined in Section 401(m)(4)(C) of the Code, which will be allocated as provided in Section 5.2C.

          2.   DATE OF PAYMENT

               The Employer shall pay its discretionary contribution to the Trustee no later than the due date (including extensions thereof) for the filing of its federal income tax return for the Fiscal Year for which such contribution is made.

4.2  LIMITATION ON CONTRIBUTIONS

     In no event shall the sum of the contributions made by the Employer, in respect of any Plan Year pursuant to this Article IV, be greater than fifteen percent (15%) of compensation (as such term is used in Section 404 of the Code) paid to the Participants for the Fiscal Year in question.

4.3  EMPLOYEE CONTRIBUTIONS

     Other than wage or salary deferrals allowed under Section 4.1A, contributions by an Employee under the Plan are not permitted.

4.4  MATCHING CONTRIBUTIONS AND EMPLOYEE CONTRIBUTIONS

     In the case of Employer Matching Contributions and any other contributions that the Employer may elect to include as permitted under Treasury Regulations, such contributions shall satisfy one of the following tests:

     A. The Contribution Percentage of the eligible Highly Compensated Employees shall be not greater than the Contribution Percentage of the eligible Nonhighly Compensated Employees multiplied by 1.25; or

     B. The Contribution Percentage of the eligible Highly Compensated Employees shall be not greater than the Contribution Percentage of the eligible Nonhighly Compensated Employees multiplied by 2. However, the excess of the Contribution Percentage of the eligible Highly Compensated Employees over that of the eligible Nonhighly Compensated Employees shall be not greater than two (2.0) percentage points.

     If a Highly Compensated Employee participates in a plan or plans maintained by the Employer or an Affiliate under which the Highly Compensated Employee is eligible to make elective contributions subject to the requirements of
     Section 401(k) of the Code and one or more of such plans is also subject to
     Section 401(m) of the Code, the tests applied to the contributions for the Highly Compensated Employee shall be performed in accordance with

     Section 401(m) of the Code and the regulations thereunder to prevent the multiple use of the alternative limitation as provided in Section 401(m) of the Code.

     If two or more plans are aggregated for purposes of Section 410(b) of the Code or a Highly Compensated Employee participates in two or more plans of the Employer and its Affiliates to which matching contributions or employee after-tax contributions are made, all such contributions shall be aggregated to the extent required under Treasury Regulation Section 1.401(m)-1(f)(1)(ii)(B) to apply the requirements of this Section.

     The "Contribution Percentage" for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the sum of the Employer Matching Contributions (and such other contributions as permitted (or required) to be included in the calculation under Treasury Regulations) to the Employee's compensation as defined under Section 414(s) of the Code, for the entire Plan Year or compensation while the Participant was eligible to participate. The Plan Administrator shall select the method to be used for the Plan Year and the same method shall be applied to each Participant for that year.

     Contributions that cause the Contribution Percentage of the eligible Highly Compensated Employees to exceed the limits of this Section shall be distributed to the applicable Participant if vested, or forfeited if forfeitable, together with income allocable thereto, before the close of the following Plan Year. Such excess contributions shall be called excess aggregate contributions. (The Employer will incur an excise tax equal to 10 percent of the amount of the excess contributions for a Plan Year that are not returned to the appropriate Highly Compensated Employees during the first 2-1/2 months of the following Plan Year.) The identity of the Highly Compensated Employees to whom excess aggregate contributions must be returned and the amount of the excess aggregate contributions to be returned to each such Highly Compensated Employee shall be determined by starting with the Highly Compensated Employee(s) who has the greatest Contribution Percentage, reducing his Contribution Percentage (but not below the Contribution Percentage of the Highly Compensated Employee with next highest Contribution Percentage), and then, if necessary, reducing the Contribution Percentage of the Highly Compensated Employee(s) at the next highest Contribution Percentage level (including the Contribution Percentage of the Highly Compensated Employee(s) whose Contribution Percentage has already been reduced) in the same manner as described above, and continuing in this manner until the requirements of Section 401(m) of the Code are satisfied. If the Highly Compensated Employee is part of an aggregated family group, the Plan Administrator, in accordance with the applicable Treasury Regulations, will determine each aggregated family member's allocable share of the excess aggregate contributions assigned to the family unit. Forfeited amounts may not be reallocated to a Highly Compensated Employee whose contributions for such Plan Year are reduced by reason of this Section.

     The income allocable to any excess aggregate contributions is equal to the allocable gain or loss for the Plan Year for which the excess aggregate contributions were made and shall be determined in accordance with Treasury Regulation Section 1.401(m)-1(e)(3)(ii)(B).

     Section 401(m) of the Code and the regulations thereunder are hereby incorporated in this Document by reference and the limitations of this Section shall be carried out in accordance with such law and regulations.

4.5  ROLLOVER CONTRIBUTIONS

     A. Prior to January 1, 1993, subject to the approval of the Plan Administrator, the Plan may accept a transfer from an Employee who is a Participant, or who is expected to become a Participant, if such transfer represents an earlier distribution to the Participant from a qualified trust (the "Other Plan") that was described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, provided, that the following conditions are met:

          1. The Participant received the earlier distribution from the Other Plan in one or more distributions that constituted a qualified total distribution (as defined in Section 402(a)(5)(E)(i) of the Code);

          2. The amount transferred does not exceed the fair market value of all the property the Participant received in the earlier distribution, reduced by the Participant's contributions, if any; and

          3. The transfer occurs on or before the 60th day following the Participant's receipt of the distribution from the Other Plan.

     B. Effective January 1, 1993, subject to the approval of the Plan Administrator, the Plan may accept an "eligible rollover distribution," as defined in Section 12.6A, with respect to an Employee who is a Participant, or who is expected to become a Participant, provided, that the contribution is received on or before the 60th day following its distribution from the prior qualified plan or individual retirement account.

     C. Any rollover contribution accepted by the Plan shall be separately accounted for and the Participant shall have a nonforfeitable interest in such account called the Participant's Rollover Account at all times. The Participant's Rollover Account shall be adjusted with its pro rata share of net earnings, losses, appreciation, or depreciation as of each Valuation Date. If not earlier withdrawn, the total amount of a Participant's Rollover Account shall be paid to the Participant in the same form and at the same time as the Participant's Employer-derived Accrued Benefit.

     D. If an Employee has not yet become a Participant at the time he makes a rollover contribution to the Plan, he shall be deemed to be a Participant only for purposes of the investment and distribution of such contribution. He shall not be permitted to make Participant Elected Contributions or share in Employer Matching Contributions or Employer Profit Sharing Contributions until he has become an active Participant pursuant to Article III.

               V.   PARTICIPANT ACCOUNTS AND CREDITING OF CONTRIBUTIONS

5.1  ACCOUNTS

     The Plan Administrator shall establish in the name of each Participant such Accounts as are necessary to properly account for the types of contributions made on behalf of a Participant.

5.2  ALLOCATION AND CREDITING OF CONTRIBUTIONS

     A.   CREDITING OF PARTICIPANT ELECTED CONTRIBUTIONS

          Employer contributions arising from a Participant's election to defer Compensation shall be credited to the Participant's Employee Deferral Account.

     B.   CREDITING OF EMPLOYER MATCHING CONTRIBUTIONS

          Employer Matching Contributions shall be credited to the Employer Matching Account of the Participant for whom the Employer Matching Contribution is made in accordance with Section 4.1B.

     C.   ALLOCATION OF THE EMPLOYER'S PROFIT SHARING CONTRIBUTION

          A share of the Employer's Profit Sharing Contribution shall be allocated to the Employer Profit Sharing Account of a Participant who is in the service of the Employer on the last day of the Plan Year for which such contribution is made, and who completes 1,000 or more Hours of Service during such Plan Year, provided, that a Participant who retires, dies, or becomes Permanently Disabled, as defined in Section 11.2, during the Plan Year shall share in the contributions for such Plan Year to the extent provided herein on the basis of the amount of the Participant's Compensation during such Plan Year prior to the Participant's termination of service. In the case of a Participant who otherwise qualifies for a Profit Sharing Contribution but who enters an ineligible class of Employees during the Plan Year, or in the case of a Participant who begins participation during the Plan Year, such Participant shall share in the contributions for such Plan Year to the extent of the amount of the Participant's Compensation paid or accrued during the time the Participant was in an eligible class of employees and participated in the Plan.

          The amount allocated to the Employer Profit Sharing Account of a Participant shall be a sum as shall bear the same ratio to the total contribution as the ratio such Participant's Compensation bears to the Compensation of all Participants eligible to share in the Profit Sharing Contribution.

          Prior to January 1, 1991, forfeitable amounts derived from the Employer Profit Sharing Account of a Participant who separates from the Employer's service shall be allocated among the Participants eligible to share in the Profit Sharing Contribution for the Plan Year in which the forfeitable amount becomes available. The forfeitable amount shall be allocated in the same manner as a Profit Sharing Contribution.

          Effective January 1, 1991, forfeitable amounts derived from the Employer Profit Sharing Account of a Participant who separates from the Employer's service shall be used to reduce future Employer Profit Sharing or Employer Matching Contributions.

          If the Employer designates some portion or all of its Profit Sharing Contribution as a qualified nonelective contribution, the qualified nonelective contribution shall be allocated among the Participants who are Nonhighly Compensated Employees based on the ratio that each such Participant's Compensation for the Plan Year bears to the Compensation of all such Participants for the Plan Year.

5.3  VALUATION OF ASSETS

     As of each Valuation Date, the Trustee shall value the assets of the Trust at the then current fair market value.

5.4  ADJUSTMENT OF PARTICIPANTS' ACCOUNTS

     As of each Valuation Date, the Participants' Accounts shall be proportionately adjusted to reflect the income received, distributions made, profits and losses, and expenses of the Trust Fund, in the ratio that each Participant's Accounts bears to the total of the Accounts of all Participants.

5.5  LIMITATION ON ALLOCATIONS

     Notwithstanding any other provision of the Plan, the annual addition to a Participant's Accounts for a Limitation Year shall not exceed an amount equal to:

     A.   LIMITATION.  The lesser of:

          1. $30,000, or, if greater, one-fourth of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, as adjusted pursuant to Section 415(d) of the Code, or

          2. Twenty-five percent (25%) of the Compensation paid by the Employer to the Participant during the Limitation Year.

     B.   ADDITIONS

          For purposes of imposing the limitations of Section 415 of the Code, "annual additions" shall mean the sum of the following credited to the Participant for the Limitation Year:

          1.   Employer contributions;

          2. The Participant's contributions other than a rollover contribution (as defined under Section 402(a)(5) of the Code);

          3.   Forfeitures;

          4. Amounts allocated to a separate account under a pension or annuity plan for a key employee (as defined under Section 416(i) of the Code) in Plan Years beginning after March 31, 1984, to provide post-retirement medical benefits to such Participant and the Participant's spouse and dependents, and amounts paid after December 31, 1985, in tax years ending after that date to a separate account under a welfare benefit plan (as defined under Section 419(e) of the Code) of the Employer for a Participant who is or was a key employee (as defined under Section 416(i) of the Code) to provide post-retirement medical benefits to such Participant; and

          5. Amounts allocated to a separate account under a pension or annuity plan for a Participant and the Participant's spouse and dependents, under which benefits described in Section 401(h) of the Code are payable.

     C.   COMPENSATION

     For purposes of imposing the limitations of Section 415 of the Code, the definition of "Compensation" set forth in Section 2.8 shall be modified to exclude amounts excludable from the Employee's gross income by reason of Section 125, 402(e)(3) (402(a)(8) prior to January 1, 1993), 402(h) or 403(b) of the Code.

     D.   AGGREGATION OF PLANS

          All defined contribution plans maintained by the Employer, including voluntary employee contribution accounts in a defined benefit plan, Key employee accounts under a welfare benefit plan described in
          Section 419 of the Code, and any Employer contributions allocated to an individual retirement account, shall be treated as a single plan for purposes of the limitations of this Section.

     E.   EXCESS ADDITION

          If the annual addition to the Account of a Participant exceeds the limitation of this Section during a Plan Year, then such excess amount shall be eliminated first by returning, to the extent necessary to satisfy these limitations, the Participant's Participant Elected Contributions for such Plan Year, as adjusted for allocable income (together with forfeiting any related Matching Contribution), and then (if the limitations of this Section are still not satisfied) by reducing, to the extent necessary to satisfy these limitations, the Employer's contribution to the Participant's Account made for any other reason. The amount of the reduction (hereafter called the excess amount) shall be used to reduce the Employer's contribution for the next Plan Year, and each succeeding Plan Year, for that Participant if covered by the Plan as of the end of such Plan Year.
          If the Participant is not covered by the Plan as of the end of the Plan Year, then the excess amount shall be held unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year, to the extent possible, to reduce the Employer's contribution for such Year. If a suspense account is in existence during a Plan Year, other than the Year in which it is established, the Employer shall make no contribution to the Plan until all amounts in the suspense account have been allocated and reallocated to Participants. No investment gains or losses or other income or expense shall be allocated to a suspense account. In the event a suspense account is in existence at the time the Plan terminates, any amount in the suspense account that cannot then be allocated to Participants shall be returned to the Employer.

5.6  COMBINED PLANS

     In any case in which an individual is or has been a Participant in both a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.00.

     A.   DEFINED BENEFIT FRACTION

          For purposes of this Section, the defined benefit plan fraction for any year is a fraction:

          1. The numerator of which is the projected annual benefit of the Participant under the Plan (determined as of the close of the Limitation Year), and

          2.   The denominator of which is the lesser of:

               a. The product of 1.25, multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year, or

               b. The product of 1.4, multiplied by the percentage of a Participant's average compensation that may be taken into account under Section 415(b)(1)(B) of the Code with respect to such individual under the Plan for such Limitation Year.

     B.   DEFINED CONTRIBUTION FRACTION

          For purposes of this Section, the defined contribution plan fraction for any year is a fraction:

          1. The numerator of which is the sum of the annual additions to the Participant's Accounts as of the close of the Limitation Year, and

          2. The denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year with the Employer:

               a. The product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Limitation Year, or

               b. The product of 1.4, multiplied by the percentage of a Participant's average compensation that may be taken into account under Section 415(c)(1)(B) of the Code with respect to such individual under the Plan for such Limitation Year.

     C.   EXCESS FRACTIONS

          In the case of a Participant whose combined plan fractions exceed the limitation of this Section, such Participant's annual benefit or annual addition shall be reduced to meet such limitation by making the necessary reduction in the following sequence:

          FIRST - The Participant's voluntary nondeductible contribution shall be returned, to the extent necessary, to comply with this Section.

          NEXT - The Participant's annual benefit under the defined benefit plan shall be limited, to the extent necessary, to comply with this Section.

          NEXT - The annual addition for a Participant in a plan in which the contribution is discretionary shall be reduced, to the extent necessary, to comply with this Section.

          NEXT - The annual addition for a Participant in a plan in which the contribution is mandatory shall be reduced, to the extent necessary, to comply with this Section.

5.7  CONTROLLED GROUPS

     In applying the limitations of Sections 5.5 and 5.6, the Employer and its Affiliates shall be treated as a single employer.

5.8  PROTECTION OF ACCRUED BENEFITS

     With the exception of an amendment described under Section 412(c)(8) of the Code, no amendment to the Plan shall reduce the Accrued Benefit of a Participant determined as of the date immediately preceding the adoption of the amendment. In the event that an amendment either directly or indirectly reduces or restricts a protected benefit under Section 411(d)(6) of the Code, such benefit for a Participant is presumed as of the later of the adoption date or the effective date of the amendment. In the case of an amendment adopted after July 30, 1984 that, with respect to benefits attributable to service before the amendment, eliminates or reduces an early retirement benefit or a retirement-type subsidy (as defined by the Secretary of the Treasury), such amendment shall not reduce the Accrued Benefit of a Participant, determined immediately prior to the adoption of the amendment and determined without regard to the amendment, if the Participant, either before or after the amendment but before termination of service, satisfies the preamendment requirements for the benefit. An amendment described in the preceding sentence shall not eliminate optional benefit forms (except as permitted by the Secretary of the Treasury) with respect to the Accrued Benefit of a Participant accrued as of the date immediately preceding the adoption of the amendment. The availability of any protected benefit of a Participant provided under the Plan, as defined in Section 411(d)(6) of the Code, shall not be subject to the Employer's consent or discretion.

5.9  TITLE TO ASSETS IN TRUSTEE

     Title to all assets under the Plan shall be vested in the Trustee which shall hold the Trust Fund and the income as a part thereof and make payments therefrom as provided in the Plan.

                                VI.   INVESTMENT FUNDS

6.1  SEPARATE FUNDS

     The Plan Administrator, in its discretion, shall select Investment Funds to be offered to Participants for investment of their Accounts, and the Plan Administrator shall direct the Trustee to establish accounts for the Investment Funds as determined by the Plan Administrator.

6.2  PARTICIPANT DIRECTION

     A Participant shall designate the percentage of investment among the funds for contributions allocated to the Participant's Employee Deferral Account, Employer Matching Account and Rollover Account. A Participant's designation shall be filed in writing with the Plan Administrator and shall designate percentages in multiples of not less than 25 percent (10 percent, effective July 1, 1994). A Participant may upon such prior written notice as the Plan Administrator may require, change the Participant's investment designation with respect to future contributions and/or existing Account balances (other than the Participant's Employer Profit Sharing Account) as of any Valuation Date. The Participant's Employer Profit Sharing Account will be invested by the Trustee as directed by the Plan Administrator.

6.3  INVESTMENT RESULTS

     As of each Valuation Date, the investment results obtained in the Investment Funds shall be allocated only to the Account balances of Participants who have invested in the fund.

                               VII.   PARTICIPANT LOANS

Effective July 1, 1992, the Plan will allow Participant Loans. The Plan Administrator, upon the application of a Participant, may direct the Trustee to make a loan or loans to such Participant. The Plan Administrator shall follow a uniform and nondiscriminatory policy in approving such loans and loans shall be made available to Participants on a reasonably equivalent basis.

7.1  LOANS TO PARTICIPANTS

     A.   AVAILABILITY OF LOANS

          Upon application by a Participant, the Plan Administrator may direct the Trustee to make a loan to the Participant from the Participant's Employee Deferral Account and Rollover Account. Such borrowing rules must be formulated and administered so that the requirements of
          Section 72(p) of the Code for non-taxable loans, the applicable Department of Labor Regulations on plan loans, and the following provisions of this section are satisfied. Any loan hereunder will bear a reasonable rate of interest and will be evidenced by a promissory note signed by the Participant in such form as the Plan Administrator may require. The amount of any such loan will be withdrawn from the Participant's Employee Deferral Account and Rollover Account and the Investment Fund or Funds in which such Accounts are invested in the manner specified in the Plan Administrator's borrowing rules.

     B.   PLAN ADMINISTRATOR'S BORROWING RULES

          The Plan Administrator may adopt borrowing rules for loans hereunder and may revise such rules from time to time. The rules may contain such requirements pertaining to loans as the Plan Administrator deems necessary or desirable and that are not specified herein. The borrowing rules may govern the procedures and cut-off dates for applying for loans hereunder and the terms of such loans, including
          (i) the number of loans that a Participant may request in any year and the number of loans that may be outstanding at any time to a Participant, (ii) any restrictions on reborrowing not stated in this Section, (iii) the interest rate in effect from time to time for loans or the method of ascertaining such interest rate, and (iv) the repayment schedule for loans or the method for determining the repayment schedule.

     C.   AMOUNT OF LOANS

          The minimum loan amount is $1,000 or such lesser amount as the Plan Administrator may from time to time set forth in its borrowing rules. The maximum aggregate loan amount is based upon the vested balance in the Participant's Accounts. No Participant loan will exceed the smallest of (i) the amount in the Participant's Employee Deferral Account and Rollover Account, (ii) one-half of the Participant's vested Account balances, or (iii) $50,000 (reduced by the highest outstanding loan balance to the Participant during the 12 months preceding the loan). For purposes of applying such limits, Account values as the Valuation Date coincident with or immediately preceding the date on which the loan is made will be used.

     D.   MAXIMUM REPAYMENT PERIOD

          1.   OTHER THAN RESIDENTIAL LOANS

               Except as provided in paragraph 2 immediately below, the maximum term of a loan will be 5 years (provided that the Plan Administrator may establish a shorter repayment period for small loans).

          2.   RESIDENTIAL LOANS

               If a Participant requests a loan for the acquisition or construction of the Participant's principal residence, the repayment period will be determined by reference to bank loans for the same purpose but may not exceed 10 years.

     E.   SECURITY FOR REPAYMENT

          Each loan hereunder will be a Participant-directed investment for the benefit of the Participant requesting such loan; accordingly, any default in the repayment of principal or interest of any loan hereunder will reduce the amount available for distribution to such Participant (or the Participant's Beneficiary). Thus, any loan hereunder will be secured by up to 50 percent of the vested amount in the Participant's Accounts. The Plan Administrator acting under its borrowing rules may require other security for repayment of a loan in any instance. A Participant receiving a loan must execute such instruments as the Plan Administrator requests and must pay any fees for filings required by the Plan Administrator to perfect any security interest in the Participant's Accounts or other security.

     F.   REPAYMENT

          The Plan Administrator may require a Participant to execute an agreement to repay the principal and interest of a loan through regular payroll deduction payments from the Participant's compensation. The Plan Administrator may establish back-up repayment procedures for Participants who do not make payroll deduction repayment. Except as otherwise may be permitted under Treasury regulations, any repayment procedure must provide for substantially level amortization payments made quarterly or more frequently. Any loan hereunder may be prepaid, in whole or in part, at any time without penalty. If a Participant's service as an employee is terminated for any reason, the entire unpaid principal and interest of any loan then outstanding to such Participant will become immediately due and payable.

     G.   ACTION UPON DEFAULT

          If a Participant defaults on any payment of interest or principal of a loan hereunder or defaults upon any other obligation relating to such loan, the Plan Administrator may take (or direct the Trustee to take) such action or actions as it determines to be necessary to protect the interests of the Plan. Such actions may include commencing legal proceedings against the Participant, or foreclosing on any security interest in the Participant's Accounts or other security given in connection with a loan hereunder; however, the Plan Administrator will not direct foreclosure on the Participant's Employee Deferral Accounts at a time when the Participant would not be entitled to receive a distribution or withdrawal from such Account.

     H.   DISTRIBUTION TO PARTICIPANT WITH LOAN

          In the case of any Participant with a loan outstanding hereunder, the amount available for distribution to such Participant (or such Participant's Beneficiary) will consist of the portion of his Accounts invested in the Investment Funds of the Trust Fund. In addition, the Participant's note will be distributed to the Participant (or the Participant's Beneficiary), and the Trustee will report the value of the note for income tax purposes as the amount of unpaid principal and interest due thereon at the date of distribution.

7.2  ACCOUNTING FOR LOANS

     A.   SOURCE OF LOAN

          The Plan Administrator will establish procedures and ordering rules for liquidating the Participant's Accounts to make a loan to him.

     B.   LOAN ACCOUNT

          The Plan Administrator will establish and maintain a loan account for each borrowing Participant. The unpaid principal and accrued but unpaid interest on the loans to a Participant will be reflected for Plan accounting purposes in the Participant's loan account.
          Repayments by the Participant will be credited to the Participant's loan account. The Plan Administrator will establish uniform procedures for transferring repayment amounts from his loan account to the Participant's other accounts.

                           VIII.   NONFORFEITABLE BENEFITS

8.1  NONFORFEITABLE INTEREST

     A Participant shall have a nonforfeitable interest in the Participant's Accounts based on the Participant's Years of Service for vesting. The Participant's Years of Service shall be determined in accordance with
     Section 8.2, and the Participant's nonforfeitable interest shall be determined as follows:

     A.   EMPLOYEE DEFERRAL ACCOUNT AND ROLLOVER ACCOUNT

          A Participant shall have a nonforfeitable interest in the Participant's Employee Deferral Account and Rollover Account at all times.

     B.   EMPLOYER MATCHING ACCOUNT AND EMPLOYER PROFIT SHARING ACCOUNT

          A Participant's nonforfeitable interest in the Participant's Employer Matching Account and Employer Profit Sharing Account shall be determined under the following schedule:

        COMPLETED YEARS                    NONFORFEITABLE
          OF SERVICE                         PERCENTAGE

           Less than 1                           0
        1 but less than 2                       20
        2 but less than 3                       40
        3 but less than 4                       60
        4 but less than 5                       80
            5 or more                          100

          In the event the Employer designates some part or all of a Profit Sharing Contribution for a Plan Year as a qualified nonelective contribution, a Participant to whom such a contribution is allocated shall have nonforfeitable interest in such contribution at all times.

8.2  YEARS OF SERVICE

     The following rules shall be applied in determining the number of a Participant's Years of Service using the Vesting Computation Period to credit Years of Service and One-Year Breaks in Service. All of an Employee's Years

                                         -39
     of Service with the Employer shall be counted except the following Years of Service shall be disregarded:

     A. Years of Service prior to a One-Year Break in Service until the Employee completes a Year of Service following the Participant's return to the service of the Employer.

     B. Years of Service completed prior to a One-Year Break in Service if the Employee does not have any nonforfeitable interest under the Plan to an Accrued Benefit derived from Employer contributions and the number of the Employee's consecutive One-Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of the Employee's Years of Service prior to such Break; provided, that in the case of Plan Years beginning prior to January 1, 1985, a nonvested Employee's Years of Service prior to a One-Year Break in Service (incurred in a Plan Year beginning prior to 1985) shall not be counted if the number of the Employee's consecutive One-Year Breaks in Service equals or exceeds the aggregate number of the Employee's Years of Service prior to such Break. In applying the rules of this paragraph, if any Years of Service are disregarded by reason of any earlier One-Year Break in Service, such Years of Service shall not be aggregated when determining whether Years of Service are to be disregarded by reason of a subsequent One-Year Break in Service.

8.3  NO INCREASE IN PRE-BREAK VESTING

     In the case of a Participant who incurs five (5) consecutive One-Year Breaks in Service, Years of Service completed by such Participant after such Break period shall not be counted to increase the Participant's nonforfeitable interest in the Participant's Accounts as determined prior to such Break period.

8.4  FORFEITABLE INTERESTS

     Upon separation from the Employer's service for any reason, a Participant's forfeitable interest in the Participant's Accrued Benefit shall be forfeited in accordance with the following rules, whichever is applicable.

     A.   ZERO PERCENT VESTED

          In the event a Participant's service with the Employer terminates and such Participant does not have any nonforfeitable interest in the Participant's Accrued Benefit, the Participant shall be deemed to have received a distribution of such nonforfeitable Accrued Benefit and the forfeitable portion of the Accrued Benefit shall be forfeited at the time of the Participant's separation from service. If a Participant is deemed to receive a distribution in accordance with this paragraph and the Participant resumes service with the Employer or an Affiliate before the date on which the Participant incurs five consecutive One-Year Breaks in Service, the amount of the forfeited Accrued Benefit shall be restored.

     B.   PARTIALLY VESTED

          1.   FIVE-YEAR BREAK IN SERVICE

               In the event a Participant's service with the Employer and its Affiliates terminates and such Participant has a nonforfeitable interest in the Participant's Accrued Benefit but is not paid the entire nonforfeitable portion of the Participant's Account, a separate account shall be established for the Participant's remaining Accrued Benefit and the forfeitable interest the Participant shall be forfeited as of the end of the Plan Year in which the Participant incurs five (5) consecutive One-Year Breaks in Service. The Participant's nonforfeitable interest in the Participant's separate Account at any time prior to incurring 5 consecutive One-Year Breaks in Service shall be an amount "X" determined under the formula X = P(AB + (R x D)) - (R x D), where P is the vested percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution; R is the ratio of the Account balance at the relevant time to the Account balance after distribution; and the relevant time is the time at which, under the Plan, the vested percentage in the Account cannot increase.

          2.   CASH OUT RULE

               In the event a Participant's service with the Employer and its Affiliates terminates and such Participant is paid the Participant's entire nonforfeitable interest prior to incurring 5 consecutive

               One-Year Breaks in Service, the forfeitable interest of the Participant shall be forfeited at the time the payment is made. If the Participant returns to the Employer's (or an Affiliate's) service before incurring 5 consecutive One-Year Breaks in Service and repays to the Plan the full amount of the earlier distribution, the forfeited amount, unadjusted by any investment increases or decreases, shall be restored to the Participant's Account. To obtain a restoration of a forfeited amount, the Participant's repayment must be made before the earlier of the date on which the Participant incurs five consecutive One-Year Breaks in Service or the end of the five year period beginning with the date on which the Participant resumes employment with the Employer or an Affiliate. If the Participant's earlier distribution was made for any reason other than separation of service with the Employer and its Affiliates, the forfeited amount shall be restored only if the Participant repays the earlier distribution before the date five years after the date of the distribution.

8.5  DISTRIBUTION TO SEPARATED PARTICIPANTS

     In the case of a Participant who separates from the service of the Employer and its Affiliates, the Participant's nonforfeitable interest in the Participant's Accounts shall be payable in accordance with the provisions of Article XII.

                                   IX.   RETIREMENT

9.1  RETIREMENT AGE AND BENEFIT

     A.   NORMAL RETIREMENT

          A Participant shall attain normal retirement age upon reaching age 65. The Participant shall have a nonforfeitable interest in the Participant's Accrued Benefit upon attaining normal retirement age. Payment of the Participant's Accounts shall be made in accordance with the provisions of Article XII.

     B.   POSTPONED RETIREMENT

          A Participant may not be required to retire involuntarily under this Plan simply because the Participant attains normal retirement age. Subject to Section 12.2A, no payment of a Participant's Accounts shall be made under the Plan until a Participant actually retires and ceases employment. Upon actual retirement, payment of the Participant's Accounts shall be made in accordance with the provisions of Article XII.

                                  X.   DEATH BENEFIT

10.1 DEATH OF PARTICIPANT

     A Participant who dies while in the service of the Employer shall be 100 percent vested in the Participant's Accounts upon the Participant's death. Upon a Participant's death, the nonforfeitable portion of the Participant's Accounts shall be payable to the Participant's Surviving Spouse, or the Participant's designated Beneficiary if the Participant has no Surviving Spouse at the time of death or the Spouse consents to the designation of a Beneficiary other than the Surviving Spouse. The designation of a Beneficiary to whom the Spouse has consented shall not be changed without the Spouse's consent to such change unless the Spouse's earlier consent expressly permits designations by the Participant without any requirement of further consent by the Spouse. A Spouse's consent must be in writing, it must acknowledge the effect of the Beneficiary designation and it must be witnessed by a notary public or a Plan representative. A Spouse's consent to a Beneficiary designation as provided for under this Section is effective only with respect to that Spouse. Payment of the death benefit shall be made in accordance with the provisions of Article XII, provided that the Surviving Spouse may require that the payment be made within a reasonable time following the Participant's death.

10.2 PAYMENTS UPON FAILURE TO DESIGNATE BENEFICIARY

     Any portion of the amount payable that is undisposed of because of the failure to designate a Beneficiary or the failure of the Beneficiary to survive the Participant shall be paid in order of survivorship to:

     A.   The Participant's Surviving Spouse;

     B.   The Participant's descendants, per stirpes; and

     C.   If none are surviving, the Participant's estate.

     Notwithstanding the above, if the Plan Administrator is unable to locate any of the persons listed in (A) or (B) within three (3) months, the Plan Administrator may pay the death benefits to the Participant's estate.

                               XI.   DISABILITY BENEFIT

11.1 PAYMENT DUE

     If a Participant becomes Permanently Disabled while in the service of the Employer, the Participant shall be 100 percent vested in the Participant's Accounts as of the date of the Participant's disability. Payment of the Participant's entire interest shall be made in accordance with the provisions of Article XII.

11.2 "PERMANENTLY DISABLED"

     "Permanently Disabled" means that the Participant is unable by reason of any medically determinable physical or mental impairment to substantially perform the regular material duties of the same occupations for which the Participant has been employed by the Employer, and such disability is expected to be of long, continued and indefinite duration. Permanent disability shall be established by the certification of a physician, selected by the Participant and approved by the Plan Administrator that the Participant has suffered a permanent disability, or if the physician selected by the Participant shall not be approved by the Plan Administrator, by a majority of three physicians, one selected by the Participant (or the Participant's Spouse, child, parent or legal representative in the event of the Participant's inability to select a physician), one by the Plan Administrator, and the third by the two physicians selected by the Participant and the Plan Administrator. The decision of the majority of such three physicians shall be final and conclusive.

                         XII.   DISTRIBUTIONS AND WITHDRAWALS

12.1 DISTRIBUTION OF BENEFITS

     A.   FORMS OF DISTRIBUTION

          Subject to subsection C below, any amounts payable under the terms of the Plan with respect to a Participant who retires after attaining normal retirement age as defined in Section 9.1(A), becomes Permanently Disabled or dies shall, at the election of the Participant or Beneficiary (as applicable), be paid as a single-sum distribution of cash, or in a series of payments over a period not to extend beyond the life expectancy of the Participant (or the Beneficiary, as applicable) or the joint life expectancy of the Participant and the Participant's Beneficiary. Any amounts payable under the terms of the Plan with respect to a Participant who separates from service for any other reason shall be paid as a single-sum distribution of cash. No annuities shall be payable from the Plan. Each optional form of benefit offered under the Plan shall be available to all Participants on a nondiscriminatory basis.

     B.   TIME OF DISTRIBUTION

          1.   DISTRIBUTION DATES

               Subject to paragraph 2 of this subsection B, subsection C below and Section 12.2, benefits due to a Participant or Beneficiary, as applicable, shall be paid or commence to be paid within an administratively reasonable time following the Valuation Date elected by the Participant or Beneficiary, as applicable. A Participant or Beneficiary may elect to commence distributions as of any Valuation Date coinciding with or following the Participant's separation from service with the Employer and its
               Affiliates.   In the case of a payment to a Participant, the
               payment shall not be made without the consent of the Participant, to the extent required by law, if the value of the Participant's nonforfeitable interest in the Participant's Accounts exceeds $3,500 as of the date of distribution (or exceeded such amount as of the date of any previous distribution).

          2.   CONSENT TO DISTRIBUTION

               Unless a Participant elects in writing to receive the Participant's benefit at a later date, payment to a Participant shall be made no later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs:

               a.   The Participant attains age sixty-five (65);

               b. The 10th anniversary of the date on which the Participant first became a Participant; or

               c. The termination of the Participant's service with the Employer.

     C.   SMALL BENEFIT CASH-OUT

          If the Participant's nonforfeitable interest in his Accounts does not exceed $3,500 as of the date of distribution (and did not exceed such amount as of the date of any previous distribution), that interest shall be distributed as a lump sum within an administratively reasonable time following the Valuation Date coinciding with or immediately following the Participant's separation from service with the Employer and its Affiliates.

     D.   VALUATION OF ACCOUNTS FOR DISTRIBUTION

          For purposes of determining the value of a Participant's Accounts under this Section, the value shall be determined as of the Valuation Date immediately preceding the date of distribution.

12.2 REQUIRED DISTRIBUTIONS

     Notwithstanding any other provision of this Plan to the contrary, the following shall apply:

     A. The entire interest of a Participant shall be distributed commencing no later than April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2), provided, that the distribution of a Participant's benefit need not commence earlier than the April 1 following the calendar year in which the Participant retires if the Participant attained age seventy and one-half (70-1/2) before January 1, 1988 and such Participant is not a 5 percent owner (as defined under Section 416(i) of the Code) at any time during the Plan Year ending with or within the calendar year in which the Participant attained age sixty-six and one-half (66-1/2) or during any subsequent Plan Year.

     B. The Participant's interest shall be distributed over a period that does not exceed the life expectancy of the Participant (or the Beneficiary) or the life expectancy of the Participant and the Participant's designated Beneficiary, provided, that if the distributions are for a period measured by the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's Spouse, if applicable, such life expectancies shall be recalculated annually, if the Participant so elects. If the Participant's designated Beneficiary is someone other than his Spouse, then the Participant's life expectancy may be recalculated, but the Beneficiary's may not. Distributions to the Participant or the Participant and the Participant's designated Beneficiary shall meet the minimum annual distribution requirements and the incidental death benefit rules of Section 401(a)(9) of the Code and the regulations thereunder, including Treasury Regulation Section 1.401(a)(9)-2, which are incorporated into this Document by reference.

     C. If payments have commenced to the Participant and the Participant dies before the Participant's entire interest is distributed, the Participant's remaining interest shall be distributed to the Participant's Beneficiary at least as rapidly as under the method of distribution to the Participant as of the date of the Participant's death.

     D. If a Participant dies before distribution of the Participant's interest has commenced, the Participant's entire interest shall be distributed within five (5) years of the Participant's death, provided, that if the Participant has designated a Beneficiary to receive a part or all of the Participant's interest and if payment to the Beneficiary commences no later than one (1) year after the Participant's death, the portion payable to such Beneficiary may be paid over a period that does not exceed the Beneficiary's life expectancy. In the event the Participant's designated Beneficiary is the Participant's Spouse, payment to the Spouse need not commence earlier than the date on which the Participant would have attained age seventy and one-half (70-1/2). If a deceased Participant's designated Beneficiary is the Participant's Spouse and the Spouse dies before payments commence, the Participant's entire interest shall be distributed by applying the rules of this paragraph as though the deceased Spouse were the Participant.

12.3 DISTRIBUTIONS TO MINORS AND INCOMPETENTS

     If any Participant or Beneficiary entitled to receive benefits hereunder is a minor or, in the judgment of the Plan Administrator, unable to take care of his affairs because of mental condition, illness or accident, any payment due such person may, in the sole discretion of the Plan Administrator (unless prior claim therefor shall have been made by a qualified guardian or other legal representative), be paid for the benefit of such Participant or Beneficiary: (a) to such person's legal representative appointed by proceedings satisfactory to the Plan Administrator; (b) to such person (other than a minor) directly even though he is not then able to exercise control over such payment; and/or (c) to any custodian under the Uniform Gifts to Minors Act or similar statutes or guardian of such person or of his property with whom such person is making his home. Neither the Trustee, the Plan Administrator nor the Employer shall be required to see to the application of any such distribution so made to any of said persons, but said person's receipt shall be a full discharge of the Trustee's, the Plan Administrator's and the Employer's duties.

12.4 QUALIFIED DOMESTIC RELATIONS ORDERS

     A.   DISTRIBUTIONS

          In the event a person (hereafter called the "alternate payee") is designated by a qualified domestic relations order, as defined under
          Section 414(p) of the Code, as having a right to receive all, or a portion of, the benefits payable under the Plan to a Participant, payment to the alternate payee may, to the extent provided by such order, begin at a time not permitted for distributions to the Participant. Payment to the alternate payee may be made as though the Participant had retired on the date on which the order requires payment to begin considering the present value of benefits accrued by the Participant up to such date (but disregarding an Employer subsidy for early retirement). Payment may be made in any form permitted by the Plan other than in the form of a joint and survivor annuity with respect to the alternate payee and the alternate payee's spouse.

     B.   SEPARATE ACCOUNT PERIOD

          If it is being determined whether a domestic relations order received in connection with a Participant is a qualified domestic relations order, the Plan Administrator shall separately account for the amounts that would have been paid to the alternate payee during the period of determination if the order was a qualified one. If the order is determined to be a qualified order at any time during the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the qualified domestic relations order, the Plan Administrator shall pay the segregated amounts, including interest thereon, to the persons entitled to the amounts under the order. If it is determined that the order is not a qualified order or if at the end of the eighteen (18) month period it is still undetermined whether the order is a qualified order, the segregated amounts, including interest thereon, shall be paid to the persons who would have been entitled to the payments had there been no order. In the event it is determined that the order is a qualified order only after the eighteen
          (18) month period has elapsed, the application of the order shall be applied prospectively only, beginning as of such determination date.

12.5 HARDSHIP DISTRIBUTIONS

     The Plan will allow hardship distributions. A distribution of all or a portion of the Participant's Elected Contributions Account (other than earnings credited thereto after December 31, 1988) and, effective November 8, 1991, the Participant's Rollover Account may be made to a Participant upon the Participant's request if it is established that the Participant has an immediate and heavy financial need and the distribution is necessary to satisfy such need. The Plan Administrator shall establish the existence of the Participant's immediate and heavy financial need and the Participant's necessity for a distribution to satisfy such need by applying the following standards:

     A.   IMMEDIATE AND HEAVY FINANCIAL NEED

          A need will be deemed to be an immediate and heavy financial need if it is to pay for one or more of the following:

          1. Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's Spouse, or any dependent of the Participant (a dependent shall be determined under Section 152 of the Code) or necessary for such persons to receive medical care, as defined in Section 213(d) of the Code;

          2. Purchase (excluding mortgage payments) of a principal residence for the Participant;

          3. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's Spouse, children or dependents;

          4. The need to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence; or

          5. Any other reason recognized to constitute an immediate and heavy financial need by the Commissioner of the Internal Revenue Service in a revenue ruling, notice or other document of general applicability. A need otherwise determined to constitute an immediate and heavy financial need will not fail to be such a need merely because the need is foreseeable or voluntarily incurred by the Participant.

     B.   DISTRIBUTION NECESSARY TO SATISFY THE FINANCIAL NEED

          A distribution will be necessary to satisfy the immediate and heavy financial need only if all of the following requirements are satisfied:

          1. The amount distributed does not exceed the amount of the heavy and immediate financial need, increased by any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

          2. The Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available to the Participant under the Plan and under all other qualified plans maintained by the Employer; and

          3.   The requirements of subsection C immediately below are satisfied.

     C.   RESTRICTIONS

          The following restrictions will apply to a Member who receives a hardship withdrawal:

          1. Upon receiving a distribution under this Section, the Participant's elective contributions (E.G., Participant Elected Contributions) and employee contributions under this Plan and all other plans maintained by the Employer or an Affiliate will be suspended for at least 12 months; and

          2. A Participant who receives a distribution under this Section may not make elective contributions (E.G., Participant Elected Contributions) under the Plan or any other plans maintained by the Employer or an Affiliate for the Participant's taxable year (immediately following the taxable year of the hardship distribution) in excess of the $7,000 limit (as indexed) for such taxable year less the amount of the Participant's elective contributions for the taxable year of the hardship distribution.

     D.   ADDITIONAL RULES

          The following rules shall apply to each request for a hardship distribution by a Participant.

          1. The Participant's request for a hardship distribution shall be made on such forms as are provided by the Plan Administrator from time to time and the Participant shall furnish the Plan Administrator with such information as the Plan Administrator requests in its evaluation of the Participant's request;

          2. The amount distributed, if any, shall in no event exceed the balance of the Participant's Employee Deferral Contributions Account (excluding earnings credited thereto after December 31, 1988) and Rollover Account; and

          3. A Participant's request for a hardship distribution shall not be honored to the extent it requires the distribution of an amount serving as security for a loan to the Participant

12.6 DIRECT ROLLOVER DISTRIBUTIONS

     This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     A.   ELIGIBLE ROLLOVER DISTRIBUTION

          An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such a distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     B.   ELIGIBLE RETIREMENT PLAN

          An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     C.   DISTRIBUTEE

          A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     D.   DIRECT ROLLOVER

          A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

12.7 WAIVER OF 30-DAY ELECTION PERIOD

     Effective for distributions made on or after January 1, 1994, if the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required by Income Tax Regulation Section 1.411(a)-11(c) is given provided
     (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution or a direct rollover, and (ii) the Participant, after receiving the notice, affirmatively elects a distribution or a direct rollover.

                             XIII.  TOP HEAVY PROVISIONS

13.1 APPLICABILITY

     Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall apply for any Plan Year, beginning after December 31, 1983, in which the Plan is a Top-Heavy Plan as defined in
     Section 416(g) of the Code.

13.2 DEFINITIONS

     A.   AGGREGATION GROUP

          Aggregation Group includes each plan maintained by the Employer or an Affiliate in which a Key Employee participates and each other plan maintained by the Employer or an Affiliate which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code. In addition, the Employer may elect to include other plans in the Aggregation Group which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the plans that are required to be aggregated. Any plan, however, that is or may be permissively included in the Aggregation Group upon an election by the Employer shall not be subject to the provisions of this Article.

     B.   DETERMINATION DATE

          Determination Date shall be the last day of the preceding Plan Year or, if such Plan Year is the first Plan Year of the Plan, the last day of such Plan Year. In the case of plans included in an Aggregation Group, the present value of accrued benefits or accounts shall be combined for all aggregated plans that have a Determination Date that falls in the same calendar year.

     C.   KEY EMPLOYEE

          Key Employee means an Employee or a former Employee (or the beneficiary of such an Employee) who during the Plan Year ending on the Determination Date or during the four (4) preceding Plan Years is, as determined under Section 416(i) of the Code:

          1. An officer of the Employer having an annual compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code;

          2. One of the ten Employees having annual compensation from the Employer greater than the amount in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Employer;

          3.   A five (5) percent owner; or

          4. A one (1) percent owner who has annual compensation from the Employer in excess of $150,000.

          Section 416(i) of the Code is hereby incorporated in the Plan by reference for the purpose of determining whether an Employee is a Key Employee, a former Key Employee, or a Non-Key Employee.

     D.   NON-KEY EMPLOYEE

          Non-Key Employee means an Employee or a former Employee (or the beneficiary of such an Employee) who during the Plan Year ending on the Determination Date or during the four (4) preceding Plan Years is not a Key Employee or former Key Employee as defined under Section 416(i) of the Code.

     E.   SUPER TOP-HEAVY

          A plan or plans required to be included in the Aggregation Group shall be Super Top-Heavy for a Plan Year if on the Determination Date for such Plan Year the Top-Heavy Ratio exceeds ninety percent (90%).

     F.   TOP-HEAVY

          A plan or plans required to be included in the Aggregation Group shall be Top-Heavy for a Plan Year if on the Determination Date for such Plan Year the Top-Heavy Ratio exceeds sixty percent (60%).

     G.   TOP-HEAVY RATIO

          Top-Heavy Ratio means the ratio determined from dividing the present value of accrued benefits and accounts for Key Employees by the total value of accrued benefits and accounts for Key Employees and Non-Key Employees. The value of accrued benefits and accounts shall be determined as prescribed under paragraph H below.

     H.   VALUATION OF ACCRUED BENEFIT

          1.   DEFINED CONTRIBUTION PLAN

               The present value of an accrued benefit under a defined contribution plan is the account balance derived from Employer and nondeductible Employee contributions as of the most recent valuation date within the twelve (12) month period ending on the Determination Date, plus any contributions actually made since such date or, in the case of a plan subject to minimum funding requirements, contributions required to be made as of the Determination Date. All defined contribution plans required to be included or permissively included in the Aggregation Group shall be treated as a single plan.

               2.   DEFINED BENEFIT PLAN

               The present value of an accrued benefit under a defined benefit plan is the value of the monthly retirement benefit derived from Employer or nondeductible Employee contributions, determined as of the most recent valuation date within the twelve (12) month period ending on the Determination Date, and determined as though the individual terminated service as of such valuation date. The benefit of Employee, other than a Key Employee, shall be treated as accruing under the method that is used for accrual purposes for all plans of the Employer and its Affiliates or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code. Reasonable actuarial assumptions shall be used to determine the value of the benefit under the plan; provided, that assumptions as to future withdrawal or future salary increases shall not be used. All defined benefit plans required to be included or permissively included in the Aggregation Group shall be treated as a single plan and the same actuarial assumptions shall be used to value benefits under each of the plans included in the Aggregation Group.

          3.   DISTRIBUTIONS INCLUDED

               In determining the present value of any accrued benefits and the amount of any account to be used to determine the Top-Heavy Ratio, distributions within the period of five (5) consecutive Plan Years ending on the Determination Date, and such rollover accounts as prescribed by regulation by the Secretary of the Treasury, shall be added to the value of accrued benefits as of such Determination Date. The accrued benefits of a former Key Employee and the accrued benefits of an individual who has not performed any services for the Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date shall, however, be disregarded.

13.3 MINIMUM CONTRIBUTIONS

     For any Plan Year in which the Plan's Aggregation Group is Top-Heavy, the Employer contribution and forfeitures allocated to a Participant who is a Non-Key Employee in the employ of the Employer on the last day of the Plan Year shall be not less than the lesser of:

          A. Three percent (3%) of the Participant's compensation (within the meaning of Section 415 of the Code); or

          B. The percentage at which contributions are made under the Plan for the Key Employee for whom such percentage is the highest for the Plan Year. For Plan Years beginning prior to January 1, 1989, this percentage shall be determined for such Key Employee by dividing the contributions and forfeitures for such Employee by so much of his total compensation for the Year as does not exceed $200,000, or such other amount as is determined by the Secretary of the Treasury under Section 416(d)(2) of the Code to be in effect for that year.

               In determining the contribution rate for a Key Employee or the contribution allocated to a Non-Key Employee, Employee elective contributions under a plan qualified under Section 401(k) of the Code shall be counted for all purposes.

               If the Plan is required to be included in an Aggregation Group and the Plan allows a defined benefit plan required to be in such Group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum contribution, in such circumstances, shall be not less than three (3) percent of the Participant's Compensation for the Plan Year. All defined contribution plans required to be included in the Aggregation Group shall be treated as a single plan.

13.4 LIMITATIONS ON CONTRIBUTIONS

     In any Plan Year in which the Plan's Aggregation Group is Top-Heavy, the combined Plan limits imposed by Sections 5.6A.2.a and 5.6B.2.a shall be applied by substituting 1.0 for 1.25 unless the following conditions are met:

          A.   The Plan's Aggregation Group is not Super Top-Heavy; and

          B. The minimum contribution required for a non-Key Employee is at least equal to the amount set forth in Section 13.3 calculated by substituting four percent (4%) for three percent (3%) in Section 13.3B.

13.5 BENEFITS UNDER DIFFERENT PLANS

     If the Employer maintains one or more defined contribution plans (which shall be treated as a single defined contribution plan for purposes of this Article) in addition to a defined benefit plan and a Non-Key Employee participates in both types of plans, the Employer shall provide such Participant with the minimum benefit required under the defined benefit pension plan, offset, however, by any benefit provided under the Employer's defined contribution plan.


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

                        XIV.   PROVISION AGAINST ANTICIPATION

Until distribution pursuant to the terms hereof, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, proceeds or avails set aside for him under the terms of the Plan, and no such benefits, proceeds or avails shall be subject to seizure by any creditor of the Participant or the Employer under any writ or proceedings at law or in equity, provided, that the terms of this Section shall not prohibit the creation, assignment or recognition of a right to any benefit payable with respect to a Participant if such creation, assignment or recognition of a right is made under a qualified domestic relations order as defined under Section 414(p) of the Code.

          XV.   ADMINISTRATIVE COMMITTEE - NAMED FIDUCIARY AND ADMINISTRATOR

15.1 APPOINTMENT OF COMMITTEE

     The Employer shall appoint an Administrative Committee comprised of one or more persons (herein referred to as the Committee) to serve for such terms as the Employer may designate or until a successor has been appointed or until removal by the Employer. The Employer shall advise the Trustee in writing of the names of the members of the Committee and any changes thereafter made in the membership of the Committee. Vacancies due to resignation, death, removal or other causes shall be filled by the Employer. Members shall be bonded except as may otherwise be allowed by law. A member of the Committee may be paid reasonable compensation for the member's service, provided, that a member who is a full-time employee of the Employer shall serve without compensation. All reasonable expenses of the Committee shall be paid by the Employer. The number of the Committee may be changed by the Employer at any time.

15.2 COMMITTEE ACTION

     The Committee shall appoint a secretary who shall keep minutes of the Committee's proceedings and all data, records and documents pertaining to the Committee's administration of the Plan. The Committee shall act by majority vote of its members in office at that time, such vote to be taken at a meeting or, in writing, without a meeting. The Committee may, by such majority action, authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee shall accept and rely conclusively upon any direction or document executed by such secretary, member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. A member of the Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to such member.

15.3 RIGHTS AND DUTIES

     The Committee shall be the Plan Administrator and Named Fiduciary of the Plan within the meaning of ERISA. The Committee, on behalf of the Participants and their Beneficiaries, shall have the authority to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish those purposes. It will interpret and apply all Plan provisions and may correct any defect, supply any omission or reconcile any inconsistency or ambiguity in such manner as it deems advisable. It will make all final determinations concerning eligibility, benefits and rights hereunder, and all other matters concerning plan administration and interpretation. All determinations and actions of the Committee will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the Committee may revoke or modify a determination or action previously made in error. Any action or omission by the Committee will be subject to review (by a court or otherwise) only for an abuse of discretion. The Committee will exercise all powers and authority given to it in a nondiscriminatory manner, and will apply uniform administrative rules of general application in order to assure similar treatment of persons in similar circumstances. The responsibility and authority of the Committee shall include, but shall not be limited to, the following:

     A. Determining all questions relating to the eligibility of Employees to participate;

     B. Computing and certifying to the Trustee the amount and kind of benefits payable to Participants, their Spouses and/or their Beneficiaries;

     C.   Authorizing all disbursements by the Trustee from the Trust;

     D. Maintaining all necessary records for the administration of the Plan other than those that the Trustee has specifically agreed to maintain;

     E. Interpreting the provisions of the Plan and publishing such rules for the regulation of the Plan as are deemed necessary and not inconsistent with the terms of the Plan;

     F. Establishing reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

     G. Notifying the Participant and any other alternate payee, as defined under Section 414(p)(8) of the Code, of the receipt of a domestic relations order, the Plan's procedures for determining the qualified status of such an order, and the determination made in connection with such order;

     H. Directing the Trustee to make distributions from the Trust Fund to Participants, former Participants, and beneficiaries of the Trust in accordance with the provisions of the Plan and this Trust Agreement. The Trustee shall withhold from such distributions any amount required to be withheld pursuant to Section 3405 of the Code unless the recipient of such distributions has made an appropriate election under
          Section 3405(a)(2) or 3405(b)(3) of the Code.

15.4 INVESTMENTS

     The Committee may appoint, in writing, an Investment Manager or Managers to manage and control all or part of the investments of the Plan. No appointment of an Investment Manager shall be effective until the Investment Manager has acknowledged in writing that the Investment Manager is a fiduciary of the Plan, and that the Investment Manager has complied with the bonding requirements of ERISA.

15.5 INFORMATION, REPORTING AND DISCLOSURE

     To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants; their continuous, regular employment; their retirement, death or cause for termination of employment; and such other pertinent facts as the Committee may require, and the Committee shall furnish the Trustee such information as may be pertinent to the Trustee's administration of the Trust. The Committee, as Plan Administrator, shall have the responsibility of complying with the reporting and disclosure requirements of ERISA and, to the extent applicable, any other federal or state law.

15.6 INDEPENDENT QUALIFIED ACCOUNTANT

     Unless the Plan is exempt from the requirement by applicable law or regulation, the Committee shall engage, on behalf of all Participants, an independent qualified public accountant who shall conduct such examinations of the financial statements of the Plan and of other books and records of the Plan as the accountant may deem necessary to enable the accountant to form an opinion as to whether the financial statements and schedules required by law to be included in any reports are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of any preceding year.

15.7 STANDARD OF CARE IMPOSED UPON THE COMMITTEE

     The Committee shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries; and

     A. For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of the Plan;

     B. With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims; and

     C. In accordance with the Plan provisions insofar as such provisions are consistent with the provisions of ERISA.

15.8 ALLOCATION AND DELEGATION OF RESPONSIBILITY

     The Committee may, by written rule promulgated under Section 15.3 above, allocate fiduciary responsibilities among Committee members and may delegate to persons other than Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent. As used in this part, the term "fiduciary responsibility" shall not include any responsibility provided in this Trust Agreement to manage or control the assets of the Plan.

     The Committee, in making the above allocation of fiduciary responsibilities, may provide that a person or group of persons may serve, with respect to the Plan, in more than one fiduciary capacity.

     The Committee or, so long as the Committee shall have made written approval, persons to whom fiduciary responsibilities have been delegated by the Committee may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

     In the event a fiduciary responsibility is allocated to a Committee member, no other Committee member shall be liable for any such act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a fiduciary responsibility is delegated to a person other than a Committee member, the Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.

15.9 BONDING

     Each fiduciary of the Plan and every person handling Plan funds shall be bonded unless exempt from such requirement by law. It shall be the obligation of the Committee to assure compliance with applicable bonding requirements. The Trustee shall not be responsible for assuring that bonding requirements are complied with and such responsibility is specifically allocated to the Committee.

15.10 CLAIMS PROCEDURE

     A.   BENEFIT APPLICATION

          All applications for Plan benefits shall be sent to the Committee on forms prescribed by the Committee and signed by the Participant or, if for a death benefit, by the Participant's Beneficiary. Such application shall be acted on within ninety (90) days after receipt, unless special circumstances require additional time and the Committee notifies the applicant of the extension prior to the expiration of the original ninety (90) day period. In no event shall the extension exceed an additional ninety (90) days. If any application is denied in whole or in part, the Committee shall: notify the applicant; advise the applicant of the right to review; and set forth in a manner calculated to be understood by the applicant specific reasons for such denial, specific references to the Plan provisions on which the denial is based, a description of any additional information or material necessary for the applicant to perfect an appeal, an explanation of why such material is necessary and an explanation of the Plan's review procedure.

     B.   BENEFIT DENIALS

          In the case of any person whose application for benefits is denied in whole or in part, the applicant or the duly authorized representative may appeal such denial to the Committee for a full and fair review thereof by sending to the Committee a written request for review within ninety (90) days after receiving notice of denial. The Committee shall give the applicant an opportunity to review pertinent documents in preparing the applicant's request for review. The request shall set forth all grounds on which it is based, supporting facts and other matters that the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review and shall act upon such request within sixty (60) days after the receipt thereof, unless special circumstances require further time and the Committee notifies the applicant of the extension prior to the expiration of the original sixty (60) day period. In no event shall the extension exceed an additional sixty (60) days. If the Committee confirms the denial in whole or in part, the Committee shall notify the applicant, setting forth in a manner calculated to be understood by the applicant, specific reasons for denial and specific references to Plan provisions on which the decision was based.

15.11 UNCLAIMED ACCOUNT PROCEDURES

     If a Participant or the Participant's Surviving Spouse or Beneficiary, if applicable, does not claim the Participant's vested Accrued Benefit, the Participant's vested Accrued Benefit shall be forfeited and applied in accordance with the provisions of Section 4.1B.3 or 5.2, as applicable. An unclaimed vested Accrued Benefit shall be forfeited on the later of the date that is 6 months after the date the Plan Administrator notifies the Participant, Surviving Spouse or Beneficiary, as applicable, by certified or registered mail addressed to his last known address, that he is entitled to a benefit or the date on which occurs the earlier of the Participant's attainment of normal retirement age (as defined in Section 9.1A) or death, provided that the Participant, Surviving Spouse or Beneficiary has not made his whereabouts known prior to such date.

     If a Participant's vested Accrued Benefit is forfeited pursuant to this
     Section 15.11 and the Participant, Surviving Spouse or Beneficiary, as applicable, subsequently makes a claim for benefits, the forfeited Accrued Benefit shall be restored to the same dollar amount as was forfeited, unadjusted for any gains or losses occurring after the date on which it was forfeited. Such restoration shall be made first from the amount, if any, of Participant forfeitures occurring during the year of reinstatement. If such forfeitures are insufficient, restoration will be made from a special Employer contribution earmarked for that purpose. The reinstated vested Accrued Benefit shall be distribute to the Participant, Surviving Spouse or Beneficiary in accordance with the preceding provisions of the Plan.

15.12 FUNDING POLICY

     The Committee shall be responsible for establishing and carrying out a funding policy for the Plan. In establishing such a policy, the short-term liquidity needs of the Plan shall be determined, to the extent possible, by considering, among other factors, the anticipated retirement date of Participants, turnover and contributions to be made by the Employer. The funding policy and method so established shall be considered by the Committee in selecting Investment Funds pursuant to Section 6.1A and communicated by the Committee to any other fiduciary responsible for investment, including the Trustee and any Investment Manager, as applicable.

15.13 INDEMNIFICATION

     The Employer does hereby indemnify and hold harmless each Committee member from any loss, claim or suit arising out of the performance of obligations imposed hereunder and not arising from said Committee member's willful neglect, misconduct or gross negligence.

                       XVI.   APPOINTMENT OF INVESTMENT MANAGER

16.1 AUTHORITY FOR APPOINTMENT

     The Plan Administrator shall have the authority prescribed in ERISA Section 402(c)(3) to appoint one or more Investment Managers and contract with each for management of any part of the Fund. Selection and retention of an Investment Manager shall be in the Plan Administrator's discretion. Each Investment Manager shall have the power to manage, acquire and dispose of that part of the Fund designated by the Plan Administrator. The Investment Manager has no responsibility for Plan operation or administration.

16.2 INVESTMENT MANAGER DISCRETION

     Without limitation of the foregoing and if an Investment Manager is appointed:

     A. The Trustee, on Plan Administrator direction, shall segregate the Fund or any part thereof into one or more Investment Manager accounts. The Plan Administrator shall appoint an Investment Manager for each account and designate to the Trustee the part of the Fund to be managed by each Investment Manager. The Trustee shall send directly to the Investment Manager the proxies under the direction of the Investment Manager, who shall then vote such proxies at their discretion.

     B. Upon request, the Plan Administrator shall advise others that the Investment Manager is authorized to enter orders for such Investment Manager's account, but the Trustee shall always have custody of account assets. The Trustee shall give the Investment Manager copies of, or extracts from, such portions of its records relating to such accounts as are necessary for the exercise of such Investment Manager's functions.

     C. The Trustee shall neither question nor inquire about any action, direction or failure to give directions of any Investment Manager and shall not review the securities held in any Investment Manager account nor make any suggestions to the Investment Manager with respect to investment of, or disposition of, investments in any Investment Manager account. The Trustee shall not be liable for any act or omission of an Investment Manager or be under any obligation to invest or otherwise manage any asset of the Fund that is subject to the management of an Investment Manager. The Trustee shall not be liable for loss due to action or inaction complying with or in the absence of the Investment Manager's directions.

     D. The Plan Administrator, by notice to the Trustee and the Investment Manager, may terminate at any time the authority of an Investment Manager to manage the account. In such event or upon resignation of an Investment Manager, the Plan Administrator shall either appoint a successor Investment Manager for the account or, with the Trustee's consent, direct the Trustee to assume responsibility for the investment management of the assets in the account, in which case such assets shall no longer be segregated from the other assets of the Fund. Until receipt of notice of such termination or resignation, the Trustee shall rely on the latest prior notice of the appointment of an Investment Manager.

     E. Each Investment Manager to whom any fiduciary responsibility with respect to the Plan or Trust Fund is delegated shall discharge such responsibility in accordance with the standards set forth in ERISA
          Section 404(a).

     F. Upon written direction of an Investment Manager received by the Trustee, the Trustee is authorized to purchase or sell stock, bonds, commercial paper, mortgages, or other securities or indebtedness of the Trustee or any of its affiliates.

                     XVII.   INVESTMENT OF TRUST FUNDS BY TRUSTEE

The Trustee shall exercise authority or discretion in the management and control of the assets of the Plan, except to the extent the selection of Investment Funds for investment by Participants is made by the Committee and except to the extent the management of any part of the Trust Fund has been delegated to any Investment Manager pursuant to Article XVI. Without limiting the generality of the foregoing, the Trustee shall invest and reinvest the principal and income of the Trust Fund in common Investment Funds, real estate, real estate contracts, government, municipal or corporation bonds, debentures or notes, including notes secured by deeds of trust, common and preferred stocks, or other forms of property whether real, personal or mixed, including investments for which interest is guaranteed by a bank, insurance company or other financial institution. In the event the Trustee invests any assets of the Plan in a common Investment Fund maintained by the Trustee or any bank affiliated with the Trustee (within the meaning of Section 1504 of the Code), the terms of such common fund are hereby adopted as part of the Plan and such terms are, by this reference, incorporated as part of this Document.

                        XVIII.   POWERS AND DUTIES OF TRUSTEE

18.1 POWERS OF TRUSTEE

     The Trustee shall have the following powers with regard to Trust assets.
     If investment discretion is exercised by a fiduciary or fiduciaries other than the Trustee, to the extent any of the following powers involve the exercise of investment discretion, the Trustee shall exercise such power at the direction of the investment fiduciary or fiduciaries.

     A. To sell, convey, transfer, mortgage, pledge, lease or otherwise dispose of Trust assets without the approval of any court and without obligation upon any person dealing with the Trustee to see to the application of any money or other property delivered to it;

     B.   To exchange property or securities for other property or securities;

     C. To keep any or all securities or other property in the name of a nominee, to deposit securities in a securities depository and hold them in the name of its nominee, and to hold securities in book entry form at a Federal Reserve Bank;

     D. To vote, either in person or by proxy, any shares of stock held as part of the assets of the Trust, provided the Trustee shall forward proxies to the appropriate investment fiduciary, if the Trustee does not exercise investment discretion with respect to the security to be voted;

     E. To collect, as the same shall become due and payable, the principal or income of the Trust and, if necessary, to take such legal proceedings as may deem advisable in the best interest of the Trust to collect any sum of money due the Trust. The Trustee shall be under no obligation to commence suit unless it shall have been first indemnified by the Trust Fund or the Employer with respect to expenses or losses to which it may be subjected through taking such action;

     F. To borrow money for purposes of the Trust and to have power to execute and deliver notes, mortgages, pledges or other instruments as may be necessary in connection therewith;

     G. To pay the expenses of the Trust out of the Fund, including any taxes and reasonable compensation for its services as Trustee, if and to the extent that the Employer does not pay such expenses and compensation;

     H. To receive and hold in safekeeping the assets of the Trust, provided assets invested in a registered mutual fund or in any similar pooled fund for which the Trustee is not the custodian shall be held in safekeeping by the custodian of such fund, and the Trustee shall not be responsible for their safekeeping;

     I. To employ agents and to utilize the services of affiliates in performing its duties hereunder;

     J. To deposit Trust funds in an interest-bearing account with a bank or similar financial institution, including the Trustee, provided such deposits shall bear a reasonable rate of interest;

     K. To determine the fair market value of the Trust assets on an annual and other periodic basis. The Trustee shall perform such valuation in a reasonable and consistent manner in accordance with generally accepted accounting principles. The Trustee may utilize and shall be entitled to rely upon published quotation and pricing services that it considers reliable. In the event that the Committee or an Investment Manager directs investment into assets for which no published pricing information is available, the Trustee may obtain their fair market value from the Committee, the Investment Manager, or an appraiser selected by them, and shall be entitled to rely completely upon the value provided. If the Committee or Investment Manager is unable to unwilling to provide such valuation, the Trustee may engage an appraiser or other expert to determine the fair market value, and the fee for such service shall be an administrative expense of the Trust; and

     L. Upon direction of the Committee or an Investment Manager, acquire and maintain deposit administration contracts, insurance company investment contracts, individual annuities, or group annuity policies ("Contracts"). The Trustee shall execute the application for a Contract and a Contract in such form as the investment fiduciary and the Trustee shall agree. The Trustee shall be the legal owner of all Contracts held in the Trust. Upon the direction of the investment fiduciary, the Trustee shall pay from the Trust the premiums, assessments, charges, or other costs to acquire and maintain Contracts. The Trustee shall have no duty to make such payment unless the Trustee receives such direction. If the cash available in the Trust is not sufficient to pay all the sums the investment fiduciary has directed the Trustee to pay, the Trustee shall promptly notify the investment fiduciary of the deficiency, and the

          Trustee shall have no duty to make any such payment until it receives sufficient cash to make the payment. Upon direction of the investment fiduciary, the Trustee shall collect and receive dividends or other income of the Contract or leave the income with the issuing company; convert from one form of Contract to another; designate a mode of settlement of the proceeds of a Contract; sell or assign a Contract; surrender a Contract for cash; agree with the issuing company to any release, modification, reduction, or amendment thereof; and without limitation exercise any other right, option, or privilege that belongs to the legal owner of a Contract. The Trustee shall have no discretion with respect to the exercise of any of the foregoing powers or any other action permitted by a Contract held in the Trust, but it shall exercise such powers or take such action only upon the direction of the investment fiduciary.

     M. Generally, with relation to the assets of the Trust, to do all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges as it deems necessary to carry out its obligations hereunder to the extent consistent with the rights of Participants and Beneficiaries and the standard of care imposed by
          Section 18.4;

18.2 ANNUAL ACCOUNTS

     The Trustee, within a reasonable period following the close of each Plan Year (not to exceed 120 days), shall render to the Plan Administrator a certified account of its administration of the Trust during the preceding year, which shall include such information maintained by the Trustee necessary to enable the Plan Administrator to comply with the reporting requirements of federal law. The Plan Administrator shall promptly review the Trustee's accountings and shall file any exceptions within 120 days of receipt. In the event it files no exception within such 120-day period, the accounting shall be deemed settled for the period covered by it.

18.3 NOTICES AND DIRECTIONS

     Whenever a notice or direction is given to the Trustee, the instrument shall be signed by a person or persons duly authorized by resolution, minutes, or similar action to act on behalf of the Employer, the Plan Administrator, an Investment Manager, or any other person or agent with authority to direct the Trustee ("Authorized Person"). The Trustee shall be protected in acting upon any such notice, resolution, order, certificate, opinion, telegram, letter or other document believed to be genuine and to have been signed by the proper party or parties, and may act thereon without notice to any Participant and without considering the rights of any Participant.

     An Authorized Person may give, and the Trustee may rely upon, facsimile instructions. An Authorized Person is responsible to verify that facsimile instructions delivered to the Trustee are legible in form, clear in content, and properly executed. The Trustee shall not be liable for the security measures followed by an Authorized Person with respect to transmission of facsimile instructions. Should any person request disbursement by wire, the Trustee may require as a condition to such disbursement that such person conform to Trustee's standard policies and procedures for funds transfer and execute Trustee's standard funds transfer agreement.

     The Trustee shall not be required to determine or make any investigation to determine' the identity or mailing address of any person entitled to benefits under the Plan and shall send checks and other papers to such persons at addresses as may be furnished it by the Plan Administrator.

18.4 STANDARD OF CARE IMPOSED UPON TRUSTEE

     The Trustee shall discharge its responsibilities under the Plan and Trust solely in the interests of the Participants and Beneficiaries; and

     A. For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

     B. With care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims;

     C. To the extent it exercises investment discretion, by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

     D. In accordance with the terms of this Plan and Trust Agreement insofar as such provisions are consistent with the provisions of ERISA.

18.5 TRUSTEE'S ACKNOWLEDGMENT OF RESPONSIBILITY

     The Trustee appointed under the Plan and Trust shall acknowledge and accept its appointment by signing this Document or by signing a separate document of acceptance which incorporates the Plan and Trust by reference. The Trustee's acknowledgment or acceptance of any modification of this Document shall be necessary if such modification changes the duties of the Trustee in any way.

                                 XIX.   CONSTRUCTION

This Agreement shall be construed in accordance with the Code, ERISA and regulations issued thereunder and, to the extent not superseded thereby, the laws of the State of Washington.

                              XX.   LIABILITY OF TRUSTEE

20.1 ACTIONS OF TRUSTEE CONCLUSIVE

     In the performance of its duties under the Trust, the Trustee shall exercise good faith and comply with the standard of care imposed upon it and with the terms of this Agreement. The Trustee shall have the authority to interpret its responsibilities hereunder, and, in the absence of fraud or breach of fiduciary responsibility, the Trustee's interpretation shall be conclusive. In case any dispute or doubt arises as to the Trustee's rights, liabilities or duties hereunder, the Trustee may employ counsel and take the advice of such counsel as it may select and shall be fully protected in acting upon and following such advice, except to the extent otherwise provided by law. The Trustee shall be entitled to reimburse itself from the Trust Fund for reasonable expenses thereby incurred, to the extent such expenses are not paid by the Employer.

20.2 DISTRIBUTIONS BY TRUSTEE

     Until the Trustee receives written notice of any agreement or occurrence having effect upon any rights hereunder, including but not limited to birth, marriage, divorce, death and/or agreements between Spouses, the Trustee shall incur no liability for distributions made.

20.3 EXPENSES OF ADMINISTRATION

     In the event the Employer files for reorganization or protection from creditors under the bankruptcy laws, or files a petition in bankruptcy, or an assignment of assets for creditors, the Trustee shall pay from Trust assets any unpaid expenses for services rendered to the Plan, including but not limited to administration, actuarial and consulting services.

20.4 INDEMNITY OF TRUSTEE

     The Employer shall indemnify and hold harmless the Trustee from any loss or liability (including reasonable attorneys' fees) incurred as a result of
     (a) following any direction (or not acting in the absence of direction) from the Employer, the Plan Administrator, an Investment Manager, or any other person authorized by the Employer to issue direction to the Trustee; and (b) its good faith performance of its duties hereunder, except for its own negligence, breach of fiduciary duty, or willful misconduct.

                       XXI.   RESIGNATION OR REMOVAL OF TRUSTEE

21.1 RESIGNATION

     The Trustee may resign at any time by giving the Employer at least sixty
     (60) days written notice of such resignation sent by registered mail. In such event, the Employer shall designate a successor Trustee within sixty
     (60) days, and failing in which, the Trustee may petition an appropriate court to designate a successor Trustee, which successor Trustee may be a corporate Trustee or an individual Trustee.

21.2 REMOVAL

     The Employer may remove a Trustee with or without cause by giving the Trustee at least sixty (60) days' written notice and by appointing a successor Trustee, Trustees, corporate or individual, or any combination of Trustees.

21.3 SETTLEMENT OF ACCOUNT

     Upon the resignation or removal of the Trustee, all right, title and interest of such Trustee in the assets of the Trust and all rights and privileges under this Agreement theretofore vested in such Trustee, shall vest in the successor Trustee, and thereupon, all future liability of such Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust assets and all rights and privileges to the successor Trustee.

                                    XXII.   SUITS

If any person or party to this Agreement shall request the Trustee to bring any action at law or suit in equity to determine any of the provisions or rights arising out of this Agreement, the Trustee shall not be obligated to bring such suit unless the Trustee is fully indemnified for all costs of such action, including a reasonable sum for attorneys' fees.

                         XXIII.   MERGERS AND CONSOLIDATIONS

In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to be credited with a benefit immediately after such merger, consolidation or transfer which is equal to the benefit to which he would have been entitled immediately before such merger or consolidation had the Plan then terminated.

                      XXIV.   AMENDMENT AND TERMINATION OF PLAN

24.1 RIGHT TO AMEND AND TERMINATE

     The Employer represents that the Plan is intended to be a continuing and permanent program for Participants but reserves the right to terminate the Plan at any time. The Employer may modify, alter or amend the Plan in whole or in part, at any time and for any reason.

24.2 NO REVESTING

     No termination, modification, alteration or amendment shall have the effect of revesting in the Employer any of its contributions or the income derived therefrom.

24.3 EXCLUSIVE BENEFIT OF PARTICIPANTS

     At no time during the existence hereof or at its termination may the Plan assets be used for or directed to purposes other than for the exclusive benefit of Participants or their Beneficiaries.

24.4 TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS

     The Employer shall have the right, at any time, to discontinue its contributions hereunder and to terminate, or partially terminate, this Agreement and the Trust hereby created by delivering to the Trustee written notice of such discontinuance or termination. Upon complete discontinuance of the Employer's contributions or full or partial termination of the Trust, the Accounts and rights to benefits of all affected Participants shall become fully vested and shall not thereafter be subject to forfeiture, except to the extent that law or regulations may preclude such vesting in order to prevent discrimination in favor of Highly Compensated Employees. Upon final termination of the Trust, the Plan Administrator shall direct the Trustee to distribute to the Participants all assets remaining in the Trust after payment of any expenses properly chargeable against the Trust in accordance with the value credited to such Participants, as of the date of such termination, in cash or in kind and in such manner as the Plan Administrator shall determine.

                         XXV.   RIGHT TO DISCHARGE EMPLOYEES

Neither the establishment of the Plan, nor any modification thereof, nor the payment of any benefit shall be construed as giving any Participant or any other person any legal or equitable right against the Employer or the Trustee, unless the same shall be specifically provided for in the Plan, nor as giving any Employee or Participant the right to be retained in the employ of the Employer. All Employees shall remain subject to discharge by the Employer to the same extent as if the Plan had never been adopted.

 XXVI.   DECLARATION OF PLAN CONTINGENT UPON INTERNAL REVENUE SERVICE APPROVAL

26.1 INTERNAL REVENUE SERVICE APPROVAL

     The Employer intends to apply to the Internal Revenue Service for a determination letter that the Plan, as adopted by the Employer, is a qualified Plan under Section 401(a) of the Code. In the event the Employer receives an unfavorable determination, and if the Employer does not effect an amendment that will cure the defect, the Plan shall be terminated and all contributions, less expenses, shall be returned to the Employer.

26.2 MISTAKE OF FACT

     In the event a contribution is made by reason of a mistake of fact, the amount that would not have been contributed had the mistake not occurred may be returned to the Employer if the amount is returned within one year of the mistaken contribution.

26.3 ALLOWANCE OF DEDUCTIBILITY

     All contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. Notwithstanding any provision herein to the contrary, to the extent a deduction is disallowed, the deduction shall be returned to the Employer if the Employer so requests and the amount is returned within one year of the disallowance.

     IN WITNESS WHEREOF, the parties hereto have caused this Document to be executed this 20th day of December, 1995.

                                        IMMUNEX CORPORATION


                                        By: /s/ Douglas G. Southern
                                           ------------------------------------
                                             Title Senior Vice President
                                                  -----------------------------

                                        SEATTLE FIRST NATIONAL BANK, as
                                        Trustee,
                                        by BANKAMERICA STATE TRUST
                                        COMPANY, its Authorized Agent


                                        By /s/ Robert Holleman
                                           ------------------------------------
                                             Its Senior Trust Officer
                                                -------------------------------

                                   AMENDMENT NO. 1
                                          TO
                                 IMMUNEX CORPORATION
                         PROFIT SHARING 401(k) PLAN AND TRUST

     This Amendment No. 1 is made to the Immunex Corporation Profit Sharing 401(k) Plan and Trust (the "Plan"), which was originally effective January 1, 1987, and most recently amended and restated effective January 1, 1989. The following amendments to the Plan are effective as of January 1, 1996, except as specifically provided otherwise below. All terms defined in the Plan shall have the same meaning when used herein. All provisions of the Plan not amended by this Amendment No. 1 shall remain in full force and effect.

     1. THE FIRST PARAGRAPH OF SECTION 2.7 IS AMENDED TO READ AS FOLLOWS AND THE LETTER "C" WHICH APPEARS NEXT TO THE SECOND PARAGRAPH OF SECTION 2.7 IS
DELETED:

     Except as otherwise expressly modified by other provisions of the Plan, Compensation means an Employee's wages, salary, fees for professional services and other amounts received during the Plan Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that such amounts are incredible in gross income, including, but not limited to, overtime, bonuses and commissions, but excluding fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as defined in Treasury Regulation Section 1.62-2(c)). Compensation shall not include Employer contributions to a plan of deferred compensation to the extent that, before the application of the Section 415 limitations to that plan, the contributions are not includible in the employee's gross income for the taxable year in which contributed; deductible Employer contributions to a simplified employee pension plan described in Section 408(k) of the Code; distribution from a plan of deferred compensation, regardless of whether such amounts are includible in the employee's gross income when distributed; amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or any other amounts which receive special tax benefits. Notwithstanding the foregoing, Compensation shall include amounts excludable from the Employee's gross income by reason of Section 125, 402(e)(3)(402(a)(8) prior to January 1, 1993), 402(h) or 403(b) of the Code.

     2.   SECTION 3.1(B) IS AMENDED TO READ AS FOLLOWS:

     B. An Employee who is regularly scheduled to work less than twenty (20) hours per week shall participate in this Plan on the Enrollment Date that coincides with or immediately follows the date on which such Employee completes one Year of Eligibility Service or attains age twenty-one (21), whichever occurs later.

     3.   SUBSECTION (C) OF SECTION 3.3 IS DELETED IN ITS ENTIRETY, SUBSECTION
(D) IS RENUMBERED AS SUBSECTION (C) THEREOF, AND ALL CROSS-REFERENCES THERETO ARE RENUMBERED ACCORDINGLY.

     4.   EFFECTIVE JULY 1, 1996, SECTION 4(A)(1) IS AMENDED TO READ AS FOLLOWS:

     1.   ELECTION TO DEFER COMPENSATION

          Each Participant may elect, effective as of any January 1, April 1, July 1 or October 1, coincident with or following the Participant's Enrollment Date, by filing a Salary Deferral Agreement with the Plan Administrator within such time as the Plan Administrator may determine, to defer any whole percentage of the Participant's Compensation not to exceed 15%, but in any event, the amount of deferral shall not exceed $7,000 (or such amount as adjusted under Section 402(g) of the Code) during any calendar year. Such deferred amounts shall be contributed to the Plan by the Employer and designated for such Participant's Deferral Account Contributions shall be made by payroll deduction as authorized by the Participant on the Participant's Salary Deferral Agreement. The Participant may, in accordance with rules established by the Plan Administrator, increase or decrease his elective deferrals effective as of any January 1, April 1, July 1 or October 1; provided, however, a Participant shall only be entitled to defer those amounts of Compensation that are not currently available to the Participant.

     5.   EFFECTIVE JULY 1, 1996, SECTION 4.1(A)(5) IS AMENDED TO READ AS
FOLLOWS:

     5.   SUSPENSION OF DEFERRALS

          A Participant may, upon thirty (30) days' prior written notice filed with the Plan Administrator, suspend the Participant's election under
          Section 4.1A to have a portion of the Participant's Compensation deferred. In the event of such a suspension, a Participant shall not be entitled to again elect to have Participant Elected Contributions made hereunder until the next following January 1, April 1, July 1 or October 1. The Participant shall, nevertheless, be considered a Participant hereunder to all other purposes during such period of time if the Participant's service with the Employer continues during that time.

     6. SECTION 5.2(C) IS AMENDED BY DELETING THE THIRD AND FOURTH PARAGRAPHS THEREOF IN THEIR ENTIRETY AND REPLACING THEM WITH THE FOLLOWING NEW PARAGRAPH:

     Forfeitable amounts derived from the Employer Profit Sharing Account of a Participant who separates from the Employer's service shall be used to reduce future Employer Matching Contributions.

     7.   EFFECTIVE JULY 1, 1996, SECTION 6.2 IS AMENDED TO READ AS FOLLOWS:

     6.2  PARTICIPANT DIRECTION

          In the event that the Plan Administrator authorized the use of more than one Investment Fund, each Participant shall designate the percentage of the future contributions to be allocated to his Accounts that will be invested in each of the Investment Funds available under the Plan. Any such designation shall be made in such increments, in such manner and pursuant to such other rules and limitations as the Plan Administrator shall prescribe. A Participant's investment designation shall remain in effect until changed by the Participant (or the Beneficiary, if applicable). A Participant (or Beneficiary, as applicable) may change his investment designation with respect to the future contributions to be allocated to, and/or the existing balances in, his Accounts at such times, in such increments and pursuant to such other rules and limitations as the Plan
          Administrator shall prescribe.

     8.   SECTION 7.1(A) IS AMENDED TO READ AS FOLLOWS:

     A.   AVAILABILITY OF LOANS

          Upon application by a Participant, the Plan Administrator may direct the Trustee to make a loan to the Participant from the vested balances in the Participant's Employee Deferral Account, Rollover Account and Employer Matching Account. Such borrowing rules must be formulated and administered so that the requirements of Section 72(p) of the Code for non-taxable loans, the applicable Department of Labor regulations on plan loans, and the following provisions of this Section are satisfied. Any loan hereunder will bear a reasonable rate of interest and will be evidenced by a promissory note signed by the Participant in such form as the Plan Administrator may require. The amount of any such loan will be withdrawn from the vested balances in the Participant's Employee Deferral Account, Rollover Account and Employer Matching Account and from the Investment Fund or Funds in which such Accounts are invested in the manner specified in the Plan Administrator's borrowing rules.

     9.   SECTION 7.1(C) IS AMENDED TO READ AS FOLLOWS:

     C.   AMOUNT OF LOANS

          The minimum loan amount is $1,000 or such lesser amount as the Plan Administrator may from time to time set forth in its borrowing rules. The maximum aggregate loan amount is based upon the vested balances in the Participant's Accounts. No Participant loan will exceed the smallest of (i) the amount of the vested balances in the Participant's Employee Deferral Account, Rollover Account and Employer Matching Account, (ii) one-half of the Participant's vested Account balances, or (iii) $50,000 (reduced by the highest outstanding loan balance to the Participant during the 12 months preceding the loan). For purposes of applying such limits, Account values as the Valuation Date coincident with or immediately preceding the date on which the loan is made will be used.

     10. EFFECTIVE JULY 1, 1996, SECTION 12.1 IS AMENDED BY ADDING THE FOLLOWING NEW SENTENCE AT THE END THEREOF:

     Notwithstanding the foregoing, if the Plan Administrator establishes an Investment Fund that is designed to invest primarily in the common stock of Immunex Corporation, a Participant (or Beneficiary, as applicable) may elect to receive such whole shares of Immunex Corporation common stock as are allocated to that portion of the Participant's vested Accounts that is invested in such Investment Fund (with cash for any fractional shares), in lieu of receiving cash for such portion of the Participant's Accounts.

     11. EFFECTIVE JULY 1, 1996, SECTION 15.12 IS AMENDED BY ADDING THE FOLLOWING NEW SENTENCE IMMEDIATELY AFTER THE SECOND SENTENCE THEREOF:

     In addition, all or a portion of the Plan's assets can be invested in "qualifying employer securities," within the meaning of Section 407(d)(5) of ERISA, including, but not limited to, common stock of Immunex Corporation.

     The Employer has caused this Amendment to be executed on the date indicated below.


                                        IMMUNEX CORPORATION


Dated:  17 May 1996                     By /s/ Douglas G. Southern
      -------------------                 -------------------------------------
                                             Its Senior Vice President
                                                -------------------------------